Exhibit 10.6 to Form 10-K

SHARE PURCHASE AGREEMENT

BY AND AMONG

UNITED COMMUNITY BANKS, INC.,
a Georgia corporation,

UNITED COMMUNITY BANK,
a Georgia bank,

BRINTECH, INC.,
a Florida corporation,

HAROLD BREWER,
a resident of the state of Florida,

AND

ROSS WHIPPLE,
a resident of the state of Arkansas,

FOR THE ACQUISITION

OF ALL OF THE ISSUED

AND OUTSTANDING CAPITAL STOCK OF

BRINTECH, INC.,
a Florida corporation

DATED AS OF SEPTEMBER 28, 2000

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EXHIBITS
Exhibit A	Form of Opinion of Counsel to United and UCB
Exhibit B	Form of Officer’s Certificate
Exhibit C	Form of Opinion of Company’s Counsel
Exhibit D	Form of Real Estate Purchase Agreement

SCHEDULES
Schedule 3.10	Related Party Agreements
Schedule 3.15	Proprietary Rights
Schedule 3.16	Commitments
Schedule 3.17	Insurance
Schedule 3.18(a)	Employee Matters; Cash Compensation
Schedule 3.18(b)	Employee Matters; Engagement and Non-Competition Agreements
Schedule 3.18(c)	Employee Matters: Other Compensation Plans
Schedule 3.18(d)	Employee Matters; ERISA Benefit Plans
Schedule 3.18(h)	Employee Matters; Change of Control Benefits
Schedule 3.21	Changes Since Balance Sheet Date
Schedule 4.07	Material Liabilities of UCB
Schedule 4.02	Conduct of Business Pending Closing: Exceptions
Schedule 5.03	Prohibited Activities: Exceptions for Activities Involving ERISA Employee Benefit Plans or Any Other Compensation Plan, or Employee Policies and Procedures

  SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made as of September 28, 2000, by and among United Community Banks, Inc., a Georgia corporation (“United”), United Community Bank, a Georgia bank (“UCB”), Brintech, Inc., a Florida Corporation (the “Company”), Harold Brewer, a resident of the State of Florida (“Brewer”), and Ross Whipple, a resident of the State of Arkansas (“Whipple” and, collectively with Mr. Brewer, the “Shareholders”).

PRELIMINARY STATEMENT

The Shareholders own all of the issued and outstanding shares of common stock, no par value per share, of the Company (the “Company Capital Stock”).  The Company is a professional services firm with a specialty in bank information technology consulting (the “Business”).  United is a bank holding company and its subsidiary, UCB, is a Georgia bank.  The parties to this Agreement have determined that it is in their respective best interests to enter into this Agreement pursuant to which UCB will purchase, and each of the Shareholders will sell, pursuant to the terms of this Agreement, all of the capital stock of the Company to UCB (the “Stock Acquisition”) in exchange for common stock, par value $1.00 per share, of United (“United Common Stock”).

The parties to this Agreement intend that the Stock Acquisition be deemed a reorganization within the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations, and undertakings contained herein, the parties hereto hereby agree as follows:

ARTICLE I

THE STOCK ACQUISITION, RELATED MATTERS,
AND RELATED AGREEMENTS

1.01          Sale and Transfer of the Purchased Shares.  Subject to the terms and conditions set forth herein, each Shareholder shall sell to UCB, and UCB shall purchase from such Shareholder, on the Closing Date, the number of shares set forth opposite the name of such Shareholder on the signature page hereto (the “Purchased Shares”).

1.02          The Effective Time.  The effective time of the Stock Acquisition (the “Effective Time”) will be 10:00 a.m., Eastern Standard Time, on the Closing Date or such other time as the parties may agree.

1.03          Purchase Price.  In full consideration for the purchase by UCB of the Purchased Shares, United shall deliver to the Shareholders the number of shares of United Common Stock as shown on the signature page hereto, for a total of 283,390 shares (the “Acquisition Consideration”).

1.04          Delivery, Exchange, and Payment.  (a)  At the Closing each Shareholder shall deliver to UCB (or any agent that may be appointed by UCB for purposes of this Section) any and all certificates representing the Purchased Shares held by such Shareholder, and each Shareholder shall, subject to the provisions of this Article, be entitled to receive the Acquisition Consideration applicable to such shares.  At the Closing, or as soon as reasonably practicable thereafter, but in no event later than five business days after the Closing, UCB shall deliver the shares of United Common Stock representing the Acquisition Consideration to the Shareholders, subject to the provisions of this Article.  All shares of United Common Stock issuable in the Stock Acquisition will be deemed for all purposes to have been issued by United at the Effective Time.

(b)               Each Shareholder will deliver to UCB (or any agent that may be appointed by UCB for purposes of this Section), on or before the Closing Date, the certificates representing the Purchased Shares owned by the Shareholder, duly endorsed in blank, or accompanied by duly executed stock powers in blank, and with all necessary transfer taxes and other revenue stamps, acquired at the Shareholders’ expense and affixed.  Each Shareholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing the Purchased Shares delivered by the Shareholders, as may be requested by UCB.

(c)                All dividends or other distributions declared or earned after the Effective Time with respect to United Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the Shareholders irrespective of whether the shares of United Common Stock due to such Shareholders have been delivered thereto.  No interest will be payable with respect to any such dividends or other distributions on delivery of the outstanding certificates.

 1.05          Fractional Shares.  Notwithstanding any other provision herein, no fractional shares of United Common Stock will be issued.  Any Shareholder who otherwise would be entitled hereunder to receive a fractional share of United Common Stock but for this Section will be entitled to receive, in lieu thereof, a cash payment for and in the amount (rounded up to the nearest whole cent) equal to that Shareholder’s fractional interest in a share of United Common Stock multiplied by $38.00 per share.

1.06          Registration Rights

(a)                Whenever United proposes to register any common stock for its own or others’ account under the Securities Act, other than a registration relating to employee benefit plans or a registration relating to Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”), United shall give each of the Shareholders prompt written notice of its intent to do so.  Upon the written request of any such Shareholder given within 15 days after receipt of such notice, United will use its reasonable efforts to cause to be included in such registration all of the United Common Stock issued in connection with this Agreement (the “Registrable Shares”) that the Shareholders request to be registered.

(b)               If such registration is an underwritten registration and the managing underwriter advises United that the total number of Registrable Shares requested to be included in such registration exceeds the number of shares of United Common Stock that can be sold in such offering, United will include in such registration in the following priority: (i) first, all shares of United Common Stock United proposes to sell; and (ii) second, up to the full number of Registrable Shares requested to be included in such registration that, in the opinion of such managing underwriter, can be sold without adversely affecting the price range or probability of success of such offering, which shall be allocated among the Shareholders on a pro rata basis.  The pro rata amount will be calculated based on the total share ownership of the members of each group.

(c)                Requirements of United.  In connection with the filing by United of a Registration Statement that covers Registrable Shares, United shall furnish to each Shareholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

(1)               If United has delivered preliminary or final prospectuses to the Shareholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, United shall promptly notify the Shareholders and, if requested by United, the Shareholders shall immediately cease making offers or sales of shares under the Registration Statement and return all prospectuses to United.  United shall promptly provide the Shareholders with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Shareholders shall be free to resume making offers and sales under the Registration Statement.

(2)               United shall pay the expenses incurred by it in complying with its obligations under this Section, including all registration and filing fees, exchange listing fees, fees, expenses of its counsel, and fees and expenses of its accountants.  The Shareholders shall pay their respective expenses incurred in selling their Shares, including attorneys fees and any brokerage fees, selling commissions, or underwriting discounts incurred by the Shareholders in connection with sales under the Registration Statement.

(d)               Requirements of Shareholders.  United shall not be required to include any Registrable Shares in the Registration Statement unless:

(1)               the Shareholder owning such shares furnishes to United in writing such information regarding such Shareholder and the proposed sale of Registrable Shares  by such Shareholder as United may reasonably request in writing in connection with the Registration Statement or as shall be required in connection therewith by the Securities and Exchange Commission (the “SEC”) or any state securities law authorities;

(2)               such Shareholder shall have provided to United its written agreement to report to United sales made pursuant to the Registration Statement.

(e)                Indemnification.

(1)               Each of the Shareholders, severally and not jointly, agrees to indemnify United and each of its directors and officers against, and to hold United and each of its directors and officers harmless from, any losses, claims, damages, expenses, or liabilities (including reasonable attorneys fees) (collectively, “Damages”) to which United or such directors and officers may become subject by reason of any statement or omission in the Registration Statement made in reliance upon, or in conformity with, a written statement relating to such Shareholder and furnished by such Shareholder expressly for use in the Registration Statement.

(2)               United agrees to indemnify and hold harmless each Shareholder whose shares are included in the Registration Statement against any Damages to which such Shareholder may become subject by reason of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages arose out of or were based upon information relating to such Shareholder furnished in writing to United by a Shareholder expressly for use in the Registration Statement.  United shall have the right to assume the defense and settlement of any claim or suit for which United may be responsible for indemnification under this Section.

(3)               If the indemnification from the indemnifying party provided for in this section is found, pursuant to a final judicial determination not subject to appeal, to be unavailable to an indemnified party hereunder or insufficient in respect of any Damages incurred by such indemnified party, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the Damages paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions or omissions that resulted in such Damages, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action or omission in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Damages referred to above shall be deemed to include any legal or other expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section, no shareholder shall be required to contribute any amount in excess of the amount by which the total net proceeds received by such shareholder with respect to the Shares sold by such shareholder exceeds the amount of any Damages which such shareholder has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  Each Shareholder’s obligation to contribute pursuant to this Section is several and not joint and shall be determined by reference to the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all the Shareholders.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

Notwithstanding the foregoing, if indemnification is available under paragraph (1) or (2) of this Section, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section.

(4)               Assignment of Rights.  A Shareholder may not assign any of its rights under this Section except in connection with the transfer of some or all of his, her or its Registrable Shares to a child or spouse, or trust for their benefit or, in the case of a partnership, to the partners of such partnership pursuant to a pro rata distribution, provided that each such transferee agrees in a written instrument delivered to the United to be bound by the provisions of this Section.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

2.01          Representations and Warranties of Each Shareholder.  Each Shareholder represents and warrants to UCB that, as applied solely to such Shareholder, all of the representations and warranties made pursuant to this Agreement are, as of the date hereof, and as amended or supplemented, will be, on the Closing Date, true and correct, and do not and will not contain or omit any disclosure that has or will or could have a Material Adverse Effect on the Company or UCB.

2.02          Investment Intentions.  (a)  Each Shareholder (i) will be acquiring the shares of United Common Stock to be issued pursuant to Article I to the Shareholder solely for such Shareholder’s account, for investment purposes only, and with no current intention or plan to distribute, sell, or otherwise dispose of any of those shares in connection with any distribution that is not made pursuant to a registration statement filed by United covering such shares or an applicable exemption under the Securities Act; (ii) is not a party to any agreement or other arrangement for the disposition of any shares of United Common Stock other than this Agreement; (iii) is an “accredited investor” as defined in Securities Act Rule 501(a); (iv) (A) is able to bear the economic risks of an investment in the United Common Stock acquired pursuant to this Agreement; (B) can afford to sustain a total loss of that investment; (C) has such knowledge and experience in financial and business matters that the Shareholder is capable of evaluating the merits and risks of the proposed investment in the United Common Stock; (D) has had an adequate opportunity to ask questions and receive answers from the officers of United concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current and proposed officers and directors of United, the plans for the operations of the business of United, and the business, operations, and financial condition of United; (E) has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to such Shareholder’s satisfaction; and (F) understands that, notwithstanding any other provisions of this Agreement, the Acquisition Consideration to be received pursuant to this Agreement is further restricted from transfer until the date upon which combined earnings for a period of at least 30 days are released as public information.

(b)               The Shareholder has no present plan, intention, or arrangement to dispose of any of the United Common Stock received in the Acquisition Transaction if such disposition would reduce the fair value of the United Common Stock (with such value measured as of the Closing Date) retained by the Shareholder to an amount less than 50% of the fair value of the Company Capital Stock held by the Shareholder immediately before the consummation of the Acquisition Transaction.

2.03          Ownership and Status of the Purchased Shares.  Each Shareholder is the record and beneficial owner of the number of Purchased Shares set forth opposite the Shareholder’s name on the signature page hereto, free and clear of all Liens.

2.04          Power of the Shareholder; Approval of the Acquisition Transaction.  (a) Each Shareholder has the full power, legal capacity, and authority to execute and deliver this Agreement and each Transaction Document to which the Shareholder is a party and to perform the Shareholder’s obligations in this Agreement and in all Transaction Documents to which the Shareholder is a party.  This Agreement constitutes, and each such Transaction Document when executed in the Shareholder’s individual or legal capacity and delivered by the Shareholder will constitute, the legal, valid, and binding obligation of each respective Shareholder, enforceable against each Shareholder in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

(b)               The Shareholder has voted all the shares of Company Capital Stock owned by him in favor of entering into this Agreement and the consummation of the Stock Acquisition and the other transactions contemplated hereby.

2.05          No Conflicts or Litigation.  The execution, delivery, and performance in accordance with their respective terms by the Shareholder of this Agreement and the Transaction Documents to which the Shareholder is a party do not and will not (a) violate or conflict with any Governmental Requirement, (b) breach or constitute a default under any agreement or instrument to which such Shareholder is a party or by which each Shareholder or any of the shares of Company Capital Stock owned by such Shareholder is bound, or (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the shares of Company Capital Stock owned by such Shareholder.  No Litigation is pending or, to the knowledge of the Shareholder, threatened to which such Shareholder is or may become a party that (i) questions or involves the validity or enforceability of any of such Shareholder’s obligations under any Transaction Document or (ii) seeks (or reasonably may be expected to seek) (A) to prevent or delay the consummation by such Shareholder of the transactions contemplated by this Agreement to be consummated by such Shareholder or (B) Damages in connection with any consummation by such Shareholder of the transactions contemplated by this Agreement.

2.06          No Brokers.  The Shareholder has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder, or agent or (b) agreed to pay or incurred any obligation to pay any broker’s or finder’s fee, any sales commission, or any similar form of compensation.

2.07          Preemptive and Other Rights; Waiver.  Except for the rights of the Shareholder to receive shares of United Common Stock as a result of the Stock Acquisition, the Shareholder either (a) does not own or otherwise have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of Company Capital Stock or United Common Stock or (b) hereby irrevocably waives each right of that type the Shareholder does own or otherwise has.

2.08          Pooling of Interests.  Each Shareholder, as to itself, makes the representation and warranty set forth in Section 3.22.  Each of the Shareholders agree, notwithstanding any other provisions of this Agreement, that the Acquisition Consideration to be received pursuant to this Agreement is further restricted from transfer until the date upon which combined earnings for a period of at least 30 days are released as public information.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY AND BREWER

3.01          Truthfulness of the Representations and Warranties by the Company and Brewer.  The Company and Brewer, jointly and severally, represent and warrant to UCB that all of the following representations and warranties in this Article are, as of the date of this Agreement, and as amended or supplemented pursuant to this Agreement, will be, on the Closing Date, true and correct, and do not and will not contain or omit any disclosure that has or will or could have a Material Adverse Effect on the Company or UCB.

3.02          Organization and Capitalization of Company.  (a)  The Company (i) is a corporation duly organized, validly existing, and in good standing under the laws of Florida, (ii) has all requisite corporate power and authority under all applicable laws and its Articles of Incorporation and Bylaws, each as amended or restated to date, to own or lease and to operate its properties and to carry on its business as it is now conducted, and (iii) is duly qualified and in good standing as a foreign corporation in all jurisdictions in which it owns or leases property or in which the carrying on of its business as now conducted so requires, except where the failure to be so qualified, singularly or in the aggregate, would not have a Material Adverse Effect.

(b)               The authorized, issued, and outstanding shares or depository receipts or other certificate representing any share of an equity ownership interest of the Company is as set forth on the Financial Statements, and, except as set forth therein, (i) no shares are held by the Company as treasury shares, and (ii) no outstanding equity or debt security or other Indebtedness that is convertible into, or exchangeable for, or any option, warrant, or other right to acquire common stock (“Derivative Securities”) or stock appreciation rights or similar plans of the Company exist.

3.03          Qualification.  The Company is authorized or qualified to own, lease, or operate its properties, or to carry on its business where as now conducted, and the Company does not own, lease, or operate properties or carries on any business that is Material to the Company in any jurisdiction other than Florida.

3.04          Authorization; Enforceability; Absence of Conflicts; Required Consents.  (a)  Except for approval by the Shareholders, the execution, delivery, and performance by the Company of this Agreement and each Transaction Document to which it is a party, and the consummation of the Stock Acquisition and the other transactions contemplated hereby and thereby, are within its corporate or other power under its Articles of Incorporation and Bylaws, each as amended or restated to date, and the applicable Governmental Requirements of Florida and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, as permitted under its Articles of Incorporation and Bylaws, each as amended or restated to date, and those Governmental Requirements.

(b)               This Agreement has been, and each of the Transaction Documents to which the Company is a party, when executed and delivered to UCB will have been, duly executed and delivered by the Company and is, or when so executed and delivered will be, the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

(c)                The execution, delivery, and performance in accordance with their respective terms by the Company of the Transaction Documents to which it is a party does not and will not (i) violate, breach, or constitute a default under (A) the Articles of Incorporation and Bylaws, each as amended or restated to date, of the Company, (B) any Governmental Requirement applicable to the Company, or (C) any Material Agreement of the Company, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of the Company or afford any holder of any Indebtedness, or any beneficiary of any Guaranty, the right to require the Company to redeem, purchase, or otherwise acquire, reacquire, or repay any Indebtedness, or to perform any Guaranty, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of the Company (or upon revenues, income, or profits of the Company therefrom), or (iv) result in the revocation, cancellation, suspension, or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by the Company at the date hereof and necessary for the ownership, lease, or operation of its properties or the uninterrupted carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law.

 (d)               Except for (i) as may be required by state or federal banking laws or (ii) as may be required by applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to, or filings with, any Governmental Authority are required to be made by the Company for the execution, delivery, or performance by the Company of the Transaction Documents to which it is a party, the enforcement against the Company of its obligations thereunder, or the effectuation of the Stock Acquisition and the other transactions contemplated hereby and thereby.

3.05          Charter Documents and Records; No Violation.  The Company has caused true, complete, and correct copies of the Articles of Incorporation and Bylaws, each as amended or restated to date and in effect on the date hereof, and the minute books and similar corporate or other records of the Company to be made available or otherwise made available to UCB.  No breach or violation of the Articles of Incorporation and Bylaws, each as amended or restated to date, of the Company has occurred and is continuing.

3.06          No Defaults.  No condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, that (a) entitles any holder of any outstanding Indebtedness, or any Guaranty not constituting Indebtedness, of the Company, or a representative of that holder, to accelerate the maturity, or require a mandatory prepayment, of that Indebtedness or Guaranty, or affords that holder or its representative, or any beneficiary of that Guaranty, the right to require the Company to redeem, purchase, or otherwise acquire, reacquire, or repay any of that Indebtedness, or to perform that Guaranty in whole or in part, (b) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any properties or assets of the Company (or upon revenues, income, or profits of any of the Company therefrom), or (c) constitutes a violation or breach of, or a default under, any Material Agreement of the Company by the Company.

3.07          Company Subsidiaries.  The Company has no subsidiaries.

3.08          Capital Stock of the Company.  All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and validly issued in accordance with the laws of the State of Florida and the Company’s Articles of Incorporation and Bylaws, each as amended or restated to date, and are fully paid and nonassessable.  The Company has not issued or sold any shares of outstanding Company Capital Stock in breach or violation of any applicable statutory or contractual preemptive rights or any rights of first offer or refusal of any Person or the terms of any of its Derivative Securities that were outstanding at the time of such issuance.  No Person has, other than solely by reason of that Person’s right, if any, to vote any of the shares of the Company Capital Stock (to the extent those shares afford the holder thereof any voting rights), any right to vote on any matter with the holders of Company Capital Stock.

3.09          Transactions in Capital Stock.  (a)  The Company has no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire or reacquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (b) no transaction has been effected since December 31, 1999, and no action in contemplation of the transactions described in this Agreement has been taken, respecting the equity ownership of the Company.

3.10          Related Party Agreements.  Except for the Agreements listed on Schedule 3.10, each Related Party Agreement in effect on the date hereof will have been terminated as of the Closing Date.

3.11          Litigation.  No Litigation is pending or, to the knowledge of the Company and Brewer, threatened to which the Company is or may become a party.

3.12          Financial Statements; Disclosure.  (a)  The Financial Statements (including in each case the related schedules and notes) delivered to UCB present fairly, in all Material respects, the consolidated financial position of the Company at the respective dates of the balance sheets included therein, and the consolidated results of their operations and their consolidated cash flows and shareholders’ or other owners’ equity for the respective periods set forth therein and have been prepared in accordance with GAAP except that any unaudited Financial Statements so delivered need not contain footnotes required by GAAP or otherwise comply with GAAP as noted therein.  As of the date of any balance sheet included in those Financial Statements, the Company had no outstanding Indebtedness to any Person or any liabilities of any kind (including contingent obligations, tax assessments, or unusual forward or long-term commitments), or any unrealized or anticipated loss, that in the aggregate were Material to the Company other than those reflected in those Financial Statements or in the notes related thereto, and since June 30, 2000 (the “Balance Sheet Date”), no change has occurred in the business, operations, properties or assets, liabilities, condition (financial or other), results of operations, or prospects of the Company that could reasonably be expected, either alone or together with all other such changes, to have a Material Adverse Effect on the Company.

(b)               (i)  As of the date hereof, all Information that has been made available to UCB by or on behalf of the Company prior to the date of this Agreement in connection with the transactions contemplated hereby is, taken together, true and correct in all Material respects and does not contain, to the knowledge of the Company or Brewer, any untrue statement of a Material fact or omit to state a Material fact necessary to make the statements contained therein not misleading in light of the circumstances under which those statements were made, except where the failure to do so would not have a Material Adverse Effect.

(ii)         All Information that is made available to UCB by or on behalf of the Company after the date hereof from time to time prior to the Closing in connection with or pursuant to this Agreement or any Transaction Document will be, when made available and taken together, true and correct in all Material respects and will not contain any untrue statement of a Material fact or omit to state a Material fact necessary to make the statements contained therein not misleading in any Material respect in light of the circumstances under which those statements are made.

3.13          Compliance with Laws.  To the knowledge of the Company and Brewer, (i) the Company possesses all necessary licenses, permits, and similar Governmental Approvals required for the conduct of its business; and (ii) the Company is in compliance in all Material respects with the terms and conditions of all Governmental Approvals necessary for the ownership or lease and the operation of its properties (including all the facilities and sites it owns or holds under any lease) and the carrying on of its business as now conducted.

3.14          Liabilities and Obligations.

(a)                The Financial Statements accurately list all present liabilities, of every kind, character, and description and whether accrued, absolute, fixed, contingent, or otherwise, of the Company and the Company Subsidiaries (i) that exceed $10,000 and (ii) that had been incurred prior to the Balance Sheet Date, but are not reflected on the unaudited balance sheet of the Company at the Balance Sheet Date.

3.15          Proprietary Rights.  The Company owns or has the legal right to use all Proprietary Rights that are necessary to the conduct of its business as now conducted, in each case free of any claims or infringements known to the Company or Brewer.  Schedule 3.15 accurately lists these Proprietary Rights and indicates those owned by the Company and, for those not listed as so owned, the agreement or other arrangement pursuant to which the Company is entitled to possess and use such Proprietary Rights.  No consent of any Person will be required for the use of any of these Proprietary Rights by UCB or the Company following the Effective Time, and no governmental registration of any of these Proprietary Rights has lapsed or expired or been canceled, abandoned, opposed, or the subject of any reexamination request.

3.16          Commitments.    (a)  Except for the Agreements listed on Schedule 3.16, there are none of the following agreements (each a “Company Commitment”) to which the Company is a party or by which any of its properties are bound and that presently remain executory in whole or in any part:

(i)            partnership, joint venture, or cost-sharing agreement;

(ii)            guaranty or suretyship, indemnification or contribution agreement, or performance bond;

(iii)            instrument, agreement, or other obligation evidencing or relating to Indebtedness or to money lent or to be lent to another Person;

(iv)            contract to purchase or sell real property or any Material personal property;

(v)            agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants, or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any 12-month period in excess of $10,000 and that is not terminable without penalty and on no more than 30 days’ prior notice;

(vi)            Related Party Agreement involving total payments within any 12-month period in excess of $10,000 and that is not terminable without penalty on no more than 30 days’ prior notice;

(vii)            agreement for the acquisition or provision of services, supplies, equipment, inventory, fixtures, or other property involving more than $10,000 in the aggregate;

(viii)            contract containing any noncompetition agreement, covenant, or undertaking;

(ix)            agreement providing for the purchase from a supplier of all or substantially all the requirements of the Company of a particular product or service; or

(x)            other agreement or commitment not made in the ordinary course of business, or that is Material to the Company, its Business, or assets.

True, correct, and complete copies of all written Company Commitments, have heretofore been delivered or made available to UCB, and true, correct, and complete written descriptions of all oral Company Commitments have been delivered or made available to UCB.

 (b)               There are no existing or asserted defaults, events of default, or events, occurrences, acts, or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default by the Company or, to the knowledge of the Company or Brewer, any other party thereto under any Company Commitment; (ii) no penalties have been incurred, nor are there any amendments pending, with respect to any of the Company Commitments that are Material to the Company.  The Company Commitments are in full force and effect and are valid and enforceable obligations of the Company and, to the knowledge of the Company or Brewer, the other parties thereto in accordance with their respective terms; and (iii) no defenses, off-sets, or counterclaims have been asserted or, to the knowledge of the Company or Brewer, can be made by any party thereto (other than by the Company), nor has the Company waived any rights thereunder.

(c)                Except as contemplated hereby or by any Transaction Document to which the Company or Shareholder is a party, (i) neither the Company nor any Shareholder has received notice of any plan or intention of any other party to any Company Commitment to exercise any right to cancel or terminate any Company Commitment, and neither the Company nor Brewer knows of any condition or state of facts that would justify the exercise of such a right; and (ii) neither the Company nor Brewer currently contemplates, or has reason to believe any other Person currently contemplates, any amendment or change to any Company Commitment.

3.17          Insurance.  Schedule 3.17(a) sets forth a list of all insurance policies carried by the Company; and Schedule 3.17(b) sets forth an accurate list of all insurance loss runs and worker’s compensation claims received for the most recently ended three policy years to the extent reasonably available.  True, complete, and correct copies of all insurance policies carried by the Company that are presently in effect have been provided to UCB, and all such insurance policies have been issued by insurers of recognized responsibility and currently are, and will remain without interruption through the Closing Date, in full force and effect.  No insurance carried by the Company has been canceled by the insurer during the past five years, and the Company has never been denied insurance coverage in any regard or to any degree.  The Company or Shareholder has not received any notice or other communication from any issuer of any such insurance policy of any Material increase in any deductibles, retained amounts, or premiums payable thereunder, and, to the knowledge of the Company or Brewer, no such increase in deductibles, retainages, or premiums is threatened.

3.18          Employee Matters.    (a)  Cash Compensation.  Schedule 3.18(a) accurately lists the names, titles, and rates of annual wages, salaries, bonuses (discretionary and formula), fees, and other cash compensation paid or payable by the Company (the “Cash Compensation”), at the Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses, and other Cash Compensation, respectively) of all employees (including all employees who are officers or directors), non-employee officers, nonemployee directors, and key consultants and independent contractors of the Company that have been paid during the past fiscal year, or reasonably expect to be paid during the current fiscal year, aggregate compensation in excess of $50,000.

(b)               Engagement and Non-Competition Agreements.  Schedule 3.18(b) accurately lists all Engagement and Non-Competition Agreements remaining executory in whole or in part on the date hereof, and the Company has provided UCB with true, complete, and correct copies of all such Engagement and Non-Competition Agreements.  The Company is not a party to any oral Engagement and Non-Competition Agreement with any Person.

(c)                Other Compensation Plans.  Schedule 3.18(c) accurately lists all Other Compensation Plans either in effect at the date hereof or to become effective after the date hereof. The Company has provided UCB with a true, correct, and complete copy of each of those Other Compensation Plans that is in writing and an accurate description of each of those Other Compensation Plans that are oral.  Each of the Other Compensation Plans, may be unilaterally amended or terminated by the Company without liability to any of them, except as to benefits accrued thereunder prior to any such amendment or termination.

(d)               ERISA Benefit Plans.  Schedule 3.18(d) accurately lists each “employee benefit plan” as defined in Section 3(3) of ERISA, excluding any Multi-employer Plan “ERISA Benefit Plan” maintained by, sponsored in whole or in part by, or contributed to by, the Company or any ERISA Affiliate currently, or at any time during the six-year period ending on the date hereof, under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate, including, but not limited to, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, medical, vision, dental or other health plans, life insurance plans, and all other employee benefit plans or fringe benefit plans.  Schedule 3.18(d) classifies each of the ERISA Benefit Plans as an “employee pension benefit plan” as defined in Section 3(2) of ERISA, excluding a Multi-employer Plan “ERISA Pension Benefit Plan” or an “employee welfare benefit plan” as defined in Section 3(i) of ERISA (a “Welfare Plan”).  The Company has provided UCB with a true, correct, and complete copy of each ERISA Benefit Plan, all related trust agreements and amendments, actuarial reports and valuations for the most recent three years, summary plan descriptions, prospectuses, annual report form 5500s or similar forms (and attachments thereto) for the most recent three years, all Internal Revenue Service determination letters, and any related documents requested by UCB.

(e)                Labor Compliance.  To the knowledge of the Company or Brewer, the Company has been and is in compliance with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment, and wages and hours, and the Company is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing.  The Company has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, sexual orientation, national origin, age, disability, or handicap in its employment conditions or practices.  There are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, sexual orientation, national origin, age, disability, or handicap discrimination charges or complaints pending or, to the knowledge of the Company, threatened against the Company before any Governmental Authority (nor, to the knowledge of the Company or Brewer, does any valid basis therefor exist) or (ii) existing or, to the knowledge of the Company or Brewer, threatened labor strikes, disputes, grievances, controversies, or other labor troubles affecting the Company (nor, to the knowledge of the Company or Brewer, does any valid basis therefor exist).

(f)                 Unions.  Neither the Company nor an ERISA Affiliate has ever been a party to any agreement with any union, labor organization, or collective bargaining unit.  No employees of the Company are represented by any union, labor organization, or collective bargaining unit.  To the knowledge of the Company or Brewer, none of the employees of the Company has threatened to organize or join a union, labor organization, or collective bargaining unit.

(g)                No Unauthorized Aliens.  All employees of the Company are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

(h)                Change of Control Benefits.  Except as disclosed on Schedule 3.18(h), either the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee from the Company under any ERISA Benefit Plan, Other Compensation Plan or otherwise, (ii) increase any benefits otherwise payable under any ERISA Benefit Plan or Other Compensation Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.  Neither the Company nor any ERISA Affiliate, is obligated, contingently or otherwise, under any agreement to pay any amount that would be treated as a “parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

(i)                  Retirees.  The Company has no any obligation or commitment to provide medical, dental, or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired, except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and the applicable parallel provisions of ERISA.

 3.19          Compliance with ERISA, Etc.    (a)  Compliance.  Each of the ERISA Benefit Plans and Other Compensation Plans (i) is in Material compliance with all applicable provisions of ERISA, the Code, and all other applicable Governmental Requirements, (ii) has been administered, operated and managed in accordance with its governing documents, and (iii) has timely filed or distributed all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including annual reports, summary annual reports (form 5500s), summary plan descriptions, actuarial reports, PBGC-1 Forms, or returns).

(b)               Qualification.  All ERISA Pension Benefit Plans that are intended to be qualified under Section 401(a) of the Code (the “Qualified Plans”) are so qualified and have received a favorable determination letter from the Internal Revenue Service (the “IRS”), and the Company and Brewer are not aware of any circumstances likely to result in the revocation of any such favorable determination letter.  To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after the Effective Time.

(c)                No Defined Benefit Plans.  Neither the Company nor any ERISA Affiliate, maintains, or within the past six years has maintained, an ERISA Pension Benefit Plan that is or was a “defined benefit plan” subject to Title IV of ERISA.

(d)               No Prohibited Transactions, Etc.  With respect to each ERISA Benefit Plan, neither such plan, nor any trustee, administrator, fiduciary, agent or employee thereof, and none of the Shareholders nor the Company has engaged in any Prohibited Transaction with respect to such ERISA Benefit Plan.  With respect to each ERISA Pension Benefit Plan (i) all minimum funding standards required by law with respect to funding of benefits payable or to be payable under such plan have been met; (ii) there is no accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(a) of ERISA; and (iii) there have been no terminations, partial terminations, or discontinuances of contributions without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan.

(e)                COBRA.  With respect to ERISA Benefit Plans qualifying as “group health plans” under Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by “COBRA” or qualified medical child support orders), the Company and the Shareholders have complied (and at the Effective Time will have complied) in all Material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and the Company has not incurred (or will incur) any direct or indirect liability or is (or will be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the Company or any Shareholder, at any time prior to the Effective Time, to comply with any such federal or state benefit continuation or coverage requirement.

(f)                 Financial Disclosure.  The Company has made, and as of the Closing Date will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of each ERISA Benefit Plan or Other Compensation Plan, or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Effective Date, such amounts to be determined using the ongoing actuarial and funding assumptions of such plan.  The Financial Statements reflect the approximate total pension, medical and other benefit liability for all ERISA Benefit Plans and Other Compensation Plans, and no Material funding changes or irregularities are reflected thereon which would cause such statements to be not representative of prior periods.

(g)                Multiemployer Plans.  The Company, and no ERISA Affiliate of it, is not, nor at any time during the six-year period ended on the date hereof was, obligated to contribute to a Multiemployer Plan.  The Company, and no ERISA Affiliate of it, has not taken, and does not intend to take, any action and no event has occurred which has resulted or could reasonably be expected to result in withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan.

(h)                Claims and Litigation.  No Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of the Company or Brewer, threatened against, or with respect to, any of the ERISA Benefit Plans or Other Compensation Plans or with respect to any fiduciary, administrator, sponsor (in their capacities as such), or any party-in-interest thereof.

(i)                  Excise Taxes, Damages and Penalties.  With respect to any ERISA Benefit Plan or Other Compensation Plan, no act, omission or transaction has occurred which would result in the imposition on the Company of (i) breach of fiduciary duty liability damages under Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsection (c), (i) or (l) of Section 502 of ERISA, or (iii) any excise tax under applicable provisions of the Code.

(j)                 VEBA Welfare Trust.  Any trust which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable determination letter from the IRS regarding that exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect that exempt status.

  (k)               Amendments and Termination.  The Company has the right to amend, modify, or terminate any ERISA Benefit Plan or Other Compensation Plan without incurring any liability thereunder, except as to any benefits accrued prior to such amendment, modification, or termination.  Prior to the Effective Date, the Company agrees not to amend or modify any ERISA Benefit Plan or Other Compensation Plan or take any other action which results in an increase in liability under such ERISA Benefit Plan or Other Compensation Plan.  To the extent UCB adopts or continues any ERISA Benefit Plan or Other Compensation Plan, nothing contained in this Agreement limits or restricts UCB’s right to amend, modify, or terminate any of such plans in such manner as UCB deems appropriate.

3.20          Taxes.    (a)  All Returns required to be filed with respect to any Tax for which the Company is liable have been duly and timely filed with the appropriate governmental authority having or purporting to exercise jurisdiction with respect to any Tax (a “Taxing Authority”).  All such Returns were correct and complete in all Material respects, and each Tax shown to be payable on each such Return has been paid.  Each Tax payable by the Company by assessment has been timely paid in the amount assessed, and adequate reserves have been established on the consolidated books of the Company for all Taxes for which the Company is liable, but the payment of which is not yet due. The Company is not, nor ever has been, liable for any Tax payable by reason of the income or property of a Person other than the Company.  The Company has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Liens for Taxes exist upon the assets of the Company except Liens for Taxes which are not yet due.  The Company is not, nor ever has been, subject to Tax in any jurisdiction outside of the United States.  No Litigation with respect to any Tax for which the Company is asserted to be liable is pending or, to the knowledge of the Company or Brewer, threatened and no basis which the Company or Brewer believes to be valid exists on which any claim for any such Tax can be asserted against the Company.  There are no requests for rulings or determinations in respect of any taxes pending between the Company and any Taxing Authority.  No extension of any period during which any Tax may be assessed or collected and for which the Company is or may be liable has been granted to any Taxing Authority.  The Company is not nor has been a party to any tax allocation or sharing agreement.  All amounts required to be withheld by the Company and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority.  The Company has made all deposits required by law to be made with respect to employees’ withholding and other employment taxes.

(b)               Neither the Company nor any Shareholder is a “foreign person,” as that term is referred to in Section 1445(f)(3) of the Code.

(c)                The Company has not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other tax statute and has not agreed to have Section 341(f)(2) of the Code or any comparable provision of any other tax statute apply to any disposition of an asset.  The Company has not made, is not obligated to make, and is not a party to any agreement that could require it to make any payment that is not deductible under Section 280G of the Code.  No asset of the Company is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type.  No accounting method changes of the Company exist or are proposed or threatened which could give rise to an adjustment under Section 481 of the Code.

3.21          Absence of Changes.  Since the Balance Sheet Date, except as accurately set forth in Schedule 3.21, none of the following has occurred with respect to the Company:

(a)                any circumstance, condition, event, or state of facts (either singularly or in the aggregate), that has caused or is causing a Material Adverse Effect on the Company;

(b)               any change in its authorized or outstanding Capital Stock or Derivative Securities;

(c)                any Restricted Payment;

(d)               any increase in, or any commitment or promise to increase, the rates of Cash Compensation, or the amounts or other benefits paid or payable under any Company ERISA Pension Plan or Other Compensation Plan, except for ordinary and customary bonuses and salary increases for employees (other than the Shareholders or an Immediate Family Member) at the times and in the amounts consistent with its past practice;

(e)                any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will, or could reasonably expect to, have a Material Adverse Effect on the Company;

(f)                 any distribution, sale, or transfer of, or any Company Commitment to distribute, sell, or transfer, any of its assets or properties of any kind that singularly is, or in the aggregate are, Material to the Company, other than distributions, sales, or transfers in the ordinary course of its business and consistent with its past practices to Persons other than the Shareholders or an Immediate Family Member or Affiliates;

(g)                any cancellation of, or agreement to cancel, any Indebtedness, obligation, or other liability owing to it, including any Indebtedness, obligation, or other liability of any Shareholder or any Related Person or Affiliate thereof;

(h)                any plan, agreement, or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property, or rights or requiring consent of any Person to the transfer and assignment of any such assets, property, or rights;

(i)                  any purchase or acquisition of, or agreement, plan, or arrangement to purchase or acquire, any property, rights, or assets, or the entering of any other transaction, outside of the ordinary course of its business consistent with its past practices;

(j)                 any waiver of any of its rights or claims that singularly is, or in the aggregate are, Material to the Company;

(k)               any Indebtedness incurred by it or any Guaranty not constituting its Indebtedness, or any Company Commitment to incur any Indebtedness or any such Guaranty;

(l)                  any investment in the Capital Stock, Derivative Securities, or Indebtedness of any Person, other than a Permitted Investment;

(m)              except in accordance with the Company’s consolidated capital expenditure budget for the Company’s current fiscal year, any capital expenditure or series of related capital expenditures by the Company and the Company Subsidiaries collectively in excess of $50,000, or commitments by the Company and the Company Subsidiaries to make capital expenditures aggregating in excess of $50,000; or

(n)                any cancellation or termination of a Material Agreement of the Company.

3.22          Pooling of Interests.  The Company and the Shareholders have not, since a date which is at least two years prior to the date hereof, engaged in any transaction with respect to any shares of Company Capital Stock or of United Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning shares of Company Capital Stock or United Common Stock, modified the equity ownership of the Company in contemplation of the Stock Acquisition, or otherwise taken any action that could in any manner adversely affect UCB’s ability to use “pooling of interests” accounting treatment with respect to the Stock Acquisition.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF UNITED AND UCB

4.01          Representations and Warranties of United and UCB.  United and UCB represent and warrant to each Shareholder that all of the following representations and warranties in this Article IV are, as of the date of this Agreement, and will be, on the Closing Date, true and correct.

4.02          Organization; Power.  United and UCB are corporations duly organized, validly existing, and in good standing under the laws of the State of Georgia, and have all requisite corporate power and authority under the laws of Georgia and their Articles of Incorporation and Bylaws, each as amended or restated to date to own or lease and to operate their properties presently and following the Effective Time and to carry on their businesses as now conducted and as proposed to be conducted following the Effective Time.

 4.03          Authorization; Enforceability; Absence of Conflicts; Required Consents.

(a)                The execution, delivery, and performance by UCB and United of this Agreement and each Transaction Document to which they are a party, and the consummation of the Acquisition Transaction and the other transactions contemplated hereby and thereby, are within their corporate power under its respective Articles of Incorporation and Bylaws, each as amended or restated to date and the applicable Governmental Requirements of Georgia, and has been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, as may be permitted under their Articles of Incorporation and Bylaws, each as amended or restated to date and the applicable Governmental Requirements of Georgia.

(b)               This Agreement has been, and each of the Transaction Documents to which UCB and United are parties, when executed and delivered to the other parties thereto will have been, duly executed and delivered by them and is, or when so executed and delivered will be, their legal, valid, and binding obligation, enforceable against them in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

(c)                The execution, delivery, and performance in accordance with their respective terms by UCB and United of the Transaction Documents to which they are parties have not and will not (i) violate, breach, or constitute a default under (A) their Articles of Incorporation and Bylaws, each as amended or restated to date, (B) any Governmental Requirement applicable to them, or (C) any of their Material Agreements, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of UCB and United or afford any holder of any of that Indebtedness, or any beneficiary of any Guaranty, the right to require them to redeem, purchase, or otherwise acquire, reacquire, or repay any of that Indebtedness, or to perform any Guaranty, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of UCB and United (or upon any revenues, income, or profits of UCB and United therefrom), or (iv) result in the revocation, cancellation, suspension, or Material modification, singularly or in the aggregate, of any Governmental Approval possessed by UCB and United at the date hereof and necessary for the ownership, lease, or operation of their properties or the carrying on of their business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law.

(d)               Except for (i) filings with state or federal banking regulators or (ii) as may be required by applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by UCB for the execution, delivery, or performance by UCB and United of the Transaction Documents to which they are parties, the enforcement against UCB and

United of their obligations thereunder, or the consummation of the Acquisition Transaction and the other transactions contemplated thereby.

4.04          Capital Stock of United.  (a)  The authorized Capital Stock of United consists of (i) 50,000,000 shares of United Common Stock and (ii) 10,000,000 shares of United Preferred Stock, of which 10,230,974 shares of United Common Stock, no shares of the United Preferred Stock, and 492,132 options are issued and outstanding as of the Closing Date (except as contemplated by this Agreement).

(b)               All shares of United Common Stock outstanding, and all shares of United Common Stock to be issued pursuant to Section 1.04, when issued, (i) have been or will be duly authorized and validly issued in accordance with the laws of the State of Georgia and its Articles of Incorporation and Bylaws, each as amended or restated to date and (ii) will be fully paid and nonassessable.  None of the shares of United Common Stock to be issued pursuant to Section 1.04, will, when issued, be issued in breach or violation of (i) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (ii) the terms of any Derivative Securities.

4.05          Financial Statements of United.  United has previously furnished to the Shareholders a true and complete copy of United’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1999 and such other documents publicly filed with the SEC since that date (collectively, the “SEC Documents”).  Except as stated therein, the financial statements contained in the SEC Documents have been prepared in conformity with GAAP, consistently applied, and present fairly the consolidated financial position of United or its predecessors, as the case may be, at the dates indicated, and the consolidated results of operations and changes in cash flow position for each of the periods indicated.

4.06          Absence of Undisclosed Liabilities.  Except as fully reflected in the financial statements contained in the SEC Documents or in Schedule 4.07, UCB has no knowledge of any Material liabilities of any kind of UCB, other than those incurred in connection with this Agreement and the transactions contemplated hereby, or incurred in the ordinary course of business since June 30, 2000, except for United’s acquisition of North Point Bancshares, Inc. and Independent Bancshares, Inc. and its issuance of trust preferred securities, none of which have, individually or in the aggregate, materially and adversely affected the business, assets, results of operations, financial condition, or prospects of UCB.  UCB is not in default with respect to any term or condition of any Material Indebtedness; and no notice has been given by any holder of any debt claiming that any default or breach exists that has not been remedied by UCB or waived in writing by such holder.>

4.07          Securities Filings.  Each registration statement, proxy statement, or report filed and not withdrawn by United with the SEC under the Securities Act or the Exchange Act did not, on the date of effectiveness in the case of each such registration statement, or on the later of the date of filing of each such report or any subsequent amendment thereof, or on the date of mailing in the case of each such proxy or information statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Copies of each such registration statement, report, and proxy statement have been furnished or made available to the Shareholders by United, and such copies are accurate and complete copies thereof (excluding exhibits).  United has filed all documents required to be filed by it with the SEC pursuant to Section 13 and 14(a) of the Exchange Act, and all such documents complied in all material respects as to form with applicable requirements of law.

4.08          Compliance with Laws; No Litigation.  United and UCB are each in compliance with all Material Governmental Requirements applicable to it, and no Litigation is pending or, to the knowledge of United and UCB, threatened to which United or UCB or any United or UCB Subsidiary is or may become a party that (a) questions or involves the validity or enforceability of any obligation of United or UCB under any Transaction Document, (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay consummation by United and UCB of the transactions contemplated by this Agreement to be consummated by them, as the case may be, or (ii) Damages from United and UCB in connection with any such consummation.

4.09          No Brokers.  UCB has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby, (a) employed any broker, finder, or agent or (b) agreed to pay or incurred any obligation to pay any broker’s or finder’s fee, any sales commission, or any similar form of compensation.

ARTICLE V

COVENANTS EXTENDING TO THE EFFECTIVE TIME

5.01          Access and Cooperation; Due Diligence.  (a)  From the date hereof until the Closing Date, the Company will (i) afford to the Representatives of UCB reasonable access to all of the key employees, sites, properties, and books and records of the Company, (ii) provide UCB with such additional financial and operational data and other information relating to the business and properties of the Company as UCB may from time to time reasonably request, and (iii) cooperate with UCB and its Representatives in the preparation of any documents or other material that may be required in connection with any Transaction Documents.  Each Shareholder and the Company will treat all Confidential Information obtained by them in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 9.13.

(b)               Each of the Company and the Shareholders will use their best efforts to secure, as soon as practicable after the date hereof, all approvals or consents of third Persons as may be necessary to consummate the transactions contemplated hereby.

(c)                From the date hereof until the Closing Date, UCB will (i) afford to the Representatives of the Company reasonable access to the sites, properties, and books and records of UCB, (ii) provide the Shareholders with such additional financial and operational data and other information relating to the business and properties of UCB as the Shareholders may from time to time reasonably request, and (iii) cooperate with the Company and the Shareholders and their respective Representatives in the preparation of any documents or other material that may be required in connection with any Transaction Documents.

(d)               If this Agreement is terminated pursuant to Section 10.01, UCB promptly will return to the Company upon request all written Confidential Information of the Company that it then possesses or has under its control.

5.02          Conduct of Business Pending Closing.  From the date hereof until the Effective Time, except as set forth in Schedule 5.02, the Company will:

(a)                carry on their businesses in substantially the same manner as they have heretofore and not introduce any material new method of management, operation, or accounting;

(b)               keep in full force and effect without interruption all their present insurance policies or other comparable insurance coverage;

 5.03          Prohibited Activities.  From the date hereof until the Effective Time, without the prior written consent of UCB or unless as required or expressly permitted by this Agreement, the Company and Brewer will not:

(a)                make any change in its Articles of Incorporation and Bylaws, each as amended or restated to date;

(b)               issue or repurchase any of its Capital Stock or issue or otherwise create any Derivative Securities;

(c)                make any Restricted Payment;

(d)               enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions involving an aggregate amount of more than $50,000 other than in the ordinary course of its business and consistent with its past practice;

(e)                increase or commit or promise to increase the Cash Compensation payable or to become payable to any officer, director, shareholder, employee or agent, consultant, or independent contractor of the Company or make any discretionary bonus or management fee payment to any such Person, except bonuses or salary increases to employees (other than the Shareholders or an Immediate Family Member) at the times and in the amounts consistent with its past practice;

(f)                 create, assume, or permit to be created or imposed any Liens (other than Permitted Liens) upon any of its assets or properties, whether now owned or hereafter acquired, except for purchase money Liens incurred in connection with the acquisition of equipment acquired in the ordinary course of business consistent with past practices, and necessary or desirable for the conduct of the business of the Company;

(g)                (i) adopt, establish, amend, or terminate any ERISA Employee Benefit Plan, or any Other Compensation Plan or Employee Policies and Procedures, or (ii) take any discretionary action, or omit to take any contractually required action, if that action or omission could either (A) deplete the assets of any ERISA Employee Benefit Plan or any Other Compensation Plan or (B) increase the liabilities or obligations under any such plan;

(h)                sell, assign, lease, or otherwise transfer or dispose of any of its owned or leased property (whether real or personal, tangible or intangible) or equipment (A) to any Related Person or (B) to any Person other than in the ordinary course of its business and consistent with its past practice;

(i)                  merge, consolidate, or effect a share exchange with, or agree to merge, consolidate, or effect a share exchange with, any other entity;

(j)                 sell, transfer, or otherwise convey or dispose of any Company Capital Stock;

(k)               waive any of its material rights or claims, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practices;

(l)                  commit a material breach of or amend or terminate any Material Agreement of the Company or any of its Governmental Approvals; or

(m)              enter into any other transaction (i) outside the ordinary course of its business and consistent with its past practice or (ii) prohibited hereby.

5.04          No Shop; Release of Directors.  (a)  The Company and the Shareholders agree that, from the date hereof and until the first to occur of the Effective Time or the termination of this Agreement, neither the Company nor any Shareholder, nor any officer or director thereto shall, and the Company and each Shareholder will direct and use their best efforts to cause each of their respective Representatives not to, (i) initiate, solicit, or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Shareholders) with respect to a merger, acquisition, consolidation, or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being an “Acquisition Proposal”), (ii) engage in any activities, discussions, or negotiations concerning, or provide any Confidential Information respecting, the Company, or United or any United Subsidiary to, or have any discussions with, any Person relating to an Acquisition Proposal, or (iii) otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.  The Company and each Shareholder will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and each will take the steps necessary to inform the Persons referred to in the first sentence of this Section of the obligations undertaken in this Section, and will notify UCB immediately if any such inquiries or proposals are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Company or any Shareholder (including the detail of any such discussions or negotiations).

(b)               Each of the Company and the Shareholders hereby (i) waives every right, if any, the Governmental Requirements of Florida afford the Company or the Shareholders to require the Company’s directors, in the exercise of their fiduciary duties in their capacity as such, to engage in any of the activities prohibited by this Section and (ii) releases each such person from any and all liability he or she might otherwise have to the Company or any Shareholder but for this release.

 5.05          Notification of Certain Matters.  The Shareholders and the Company shall give prompt notice to UCB of (a) the existence or occurrence of each condition or any facts that will or reasonably could be expected to cause any representation or warranty of the Company or any Shareholder contained herein to be untrue or incorrect in any material respect at or prior to the Closing or on the Closing Date and (b) any material failure of any Shareholder or the Company to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by that Person hereunder.  UCB shall give prompt notice to the Company of the existence or occurrence of each condition or any facts that will or reasonably could be expected to cause any representation or warranty of UCB contained herein to be untrue or inaccurate at or prior to the Closing or on the Closing Date, any Material failure of UCB to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder.  The delivery of any notice pursuant to this Section shall not be deemed to modify the representations or warranties herein of the party delivering that notice, or any other party (which modification may be made only pursuant to Section 5.06), modify the conditions set forth in Article VI, or limit or otherwise affect the remedies available hereunder to the party receiving that notice.

5.06          Supplemental Information.  The Company and each of the Shareholders agree that, with respect to the representations and warranties of that party contained in this Agreement, that party will have the continuing obligation until the Closing Date to provide UCB promptly with such additional supplemental Information (the “Supplemental Information”), in the form of (a) amendments to then existing Schedules or (b) additional Schedules to the Disclosure Statement, as would be necessary, in the light of the circumstances, conditions, events, and any facts then known to such party, to make each of those representations and warranties true and correct as of the Closing Date.  For purposes only of determining whether the conditions to the obligations of UCB that are specified in Section 6.04 have been satisfied, and not for any purpose under Article VIII, the Schedules as of the Closing Date shall be deemed to be the Schedules as of the date hereof as amended or supplemented by the Supplemental Information provided to UCB prior to the Closing pursuant to this Section; provided, however, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events, or any facts that, in any combination thereof, have had a Material Adverse Effect on the Company that was not reflected in the determination of the Transaction Value, or in the sole judgment of UCB (which shall be conclusive for purposes of this Section and Article X, but not for any purpose of Article VII), are having or will have a Material Adverse Effect on the Company, as the case may be, then UCB will be entitled to terminate this Agreement pursuant to Section 10.01(a)(iii).

ARTICLE VI

THE CLOSING AND CONDITIONS TO CLOSING

6.01          The Closing and Certain Actions.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kilpatrick Stockton, LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia 30309 at 10:00 a.m., Eastern Standard Time, on the second business day after receipt of all regulatory approvals required to consummate the transaction, or at such other time or date as UCB and the Company shall specify (the “Closing Date”).  Not later than two (2) business days before such scheduled Closing Date, the parties hereto agree to take all actions that are reasonable and necessary as may be requested by UCB to (i) effect the Acquisition Transaction, including, but not limited to, (i) verify the location of the certificates evidencing the outstanding shares of Company Capital Stock to be exchanged for the Acquisition Consideration pursuant to Section 1.05 and (ii) satisfy the document delivery requirements set forth in Sections 6.02 and 6.03 to which the obligations of the parties to effect the Acquisition Transaction and the other transactions contemplated hereby are conditioned (all such actions are referred to as the “Pre-Closing”).  The actions taken as part of the Pre-Closing will not include either the completion of the Acquisition Transaction or the delivery of the Acquisition Consideration pursuant to Section 1.05.  Thereafter, on the Closing Date, the Acquisition Transaction will become effective pursuant to Section 1.02.

6.02          Conditions to the Obligations of Each Party at the Closing.  The obligation of each party hereto to take the actions contemplated to be taken by that party at the Closing is subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

(a)                No Litigation.  No Litigation shall be pending on the Closing Date to restrain, prohibit, or otherwise materially interfere with, or to obtain Material Damages or other relief from UCB in connection with the consummation of the Acquisition Transaction;

(b)               Governmental Approvals.  All Governmental Approvals required to be obtained by the Company, the Shareholders, United, or UCB in connection with the consummation of the Acquisition Transaction shall have been obtained, except for those that would not have a Material Adverse Effect if not obtained;

(c)                Board Approval.  The Agreement and the transactions contemplated herein shall have been approved by the Board of Directors of UCB, United, and the Company in compliance with applicable state law.

6.03          Conditions to the Obligations of the Company and the Shareholders.  The obligations of the Company and each Shareholder with respect to actions to be taken by them at or before the Closing are subject to the satisfaction, or the written waiver by the Company and the Shareholders pursuant to Section 9.04, on or before the Closing Date of, in addition to the conditions specified in Section 6.02, all of the following conditions:

(a)                Representations And Warranties.  All of the representations and warranties of UCB in Article IV shall be true and correct in all Material respects as of the Closing Date as though made as of and at that time;

(b)               Delivery Of Documents.  UCB shall have delivered to the Company:

(i)            an officer’s certificate respecting the truthfulness of the representations and warranties of UCB in Article IV and compliance with the covenants of UCB in Article VI and elsewhere in the Agreement;

(ii)            opinion dated the Closing Date and addressed to the Company and the Shareholders from Kilpatrick Stockton LLP substantially in the form thereof attached hereto as Exhibit A;

(iii)            a certificate of the secretary or any assistant secretary of United and respecting, and to which is attached, (A) the Articles of Incorporation and Bylaws, each as amended or restated to date of United; (B) the resolutions of the board of directors of United respecting the approval of the entering and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and (C) a certificate respecting the incumbency and true signatures of the United officers who executed this Agreement or will execute any of the Transaction Documents on behalf of United;

(iv)            a certificate of the secretary or any assistant secretary of UCB and respecting, and to which is attached, (A) the Articles of Incorporation and Bylaws, each as amended or restated to date of UCB; (B) the resolutions of the board of directors of UCB respecting the approval of the entering and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and (C) a certificate respecting the incumbency and true signatures of the UCB officers who executed this Agreement or will execute any of the Transaction Documents on behalf of UCB;

(v)            certificates, dated as of any day within the twenty days prior to closing, duly issued by the appropriate officer of the State of Georgia showing United to be in good standing and authorized to do business in that State;

(vi)            an executed original of the Transaction Documents, as appropriate; and

(vii)            an opinion of Kilpatrick Stockton LLP that the Acquisition Transaction will be treated as a reorganization pursuant to Section 368(a)(1)(B) of the Code.

6.04          Conditions to the Obligations of UCB .  The obligations of United with respect to actions to be taken by it at or before the Closing are subject to the satisfaction, or written waiver by United pursuant to Section 9.04, on or before the Closing Date of, in addition to the conditions specified in Section 6.02, all of the following conditions:

(a)                Representations And Warranties.  Except as set forth in Section 6.04(a)(ii) below, all the representations and warranties of the Shareholders and the Company in Articles II and III shall be true and correct in all Material respects as of the Closing Date as though made as of and at that time.

(b)               Delivery Of Documents.  The Shareholders and the Company, as applicable, shall have delivered to UCB:

(i)            an officer’s certificate, signed by an executive officer of the Company, respecting the truthfulness of the representations and warranties of the

Company in Article III and compliance with the covenants of the Company in Article IV and elsewhere in this Agreement, and otherwise in the form thereof attached hereto as Exhibit B;

(ii)            opinion dated the Closing Date and addressed to UCB from Counsel for the Shareholders substantially in the form thereof attached hereto as Exhibit C;

(iii)            a certificate of the secretary or any assistant secretary of the Company respecting, and to which is attached, (A) the Articles of Incorporation and Bylaws, each as amended or restated to date of the Company; (B) the resolutions of the board of directors of the Company respecting the approval of the entering and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and (C) a certificate respecting the incumbency and true signatures of the Company officers who executed this Agreement or will execute any of the Transaction Documents on behalf of the Company;

(iv)            from each Shareholder, an executed certificate respecting the truthfulness of the representations and warranties of the respective Shareholder in Article II and compliance with the covenants of the Shareholder in the Agreement in a form reasonably acceptable to Kilpatrick Stockton LLP;

(v)            for the Company, a certificate, dated as of any day within the 20 days prior to closing, duly issued by the appropriate Governmental Authorities in Florida and, unless waived by UCB, in each other jurisdiction listed for it in Schedule 3.03, showing it to be in good standing and authorized to do business in Florida and those other jurisdictions and that all state franchise and/or income tax returns and taxes due by it in Florida and those other jurisdictions for all periods prior to the Closing have been filed and paid; and

(vi)            an executed original of each of the Transaction Documents, as appropriate;

(c)                Termination of Employment Agreements.  UCB shall have received confirmation that any employment agreement between the Company and any Shareholder has been terminated prior to the Closing.

(d)               Purchase of Real Estate.  UCB shall have purchased the Real Estate from Harold Brewer pursuant to a Real Estate Purchase Agreement of even date herewith in substantially the form attached hereto as Exhibit D.

(e)                Pooling of Interest Opinion.  UCB shall have received an opinion of Porter Keadle Moore LLP, certified public accountants, to the effect that the Stock Acquisition will be accounted for as a “pooling of interests,” which opinion will be subject only to such qualifications, exceptions, and factual assumptions as are satisfactory to UCB.

(f)                 Performance Share Plan.  United will have issued to certain of Company’s employees its Series A 6% non-cumulative Preferred Stock with an aggregate stated

value of $2,874,159 in full payment and satisfaction of the rights held by certain of the Company’s employees under the Company’s Performance Share Plan (the “Rights”).

  ARTICLE VII

COVENANTS FOLLOWING THE EFFECTIVE TIME

Each party hereto will, and will cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return, or claim for refund, in determining a liability for Taxes, or a right to a refund of Taxes or in conducting any audit or other proceeding in respect of Taxes.  This cooperation and information shall include providing copies of all relevant portions of the relevant Returns, together with such accompanying schedules and work papers, documents relating to rulings or other determinations by Taxing Authorities, and records concerning the ownership and Tax bases of property as are relevant that a party possesses.  Each party will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs attributable to the preparation and filing of those Returns.

ARTICLE VIII

LIMITATIONS ON COMPETITION

8.01          Prohibited Activities.  Brewer agrees that he will not, during the period beginning on the date hereof and ending on the second anniversary of the Closing Date, directly or indirectly, for any reason, for his or her own account, or on behalf of, or together with, any other Person except for, and on behalf of, the Company:

(a)                be engaged as an officer or director or in any other managerial or sales capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, or as a sales representative or distributor of any kind, in a business that sells any products or provides any services in competition with the Company or United or any Subsidiary of United (United and its Subsidiaries collectively being “United” for purposes of this Article IX) within a radius of 25 miles of each location in which the Company was engaged in the Business on the date hereof or on the Closing Date (those locations collectively being the “Territory”);

(b)               call on any natural person who is at that time employed by the Company  or United in any managerial or sales capacity with the purpose or intent of attracting that person from the employ of the Company or United;

(c)                call on any Person who at that time is, or at any time within one year prior to that time was, a customer of the Company or United within the Territory, of whom the Shareholder had knowledge, and contact with, that customer relationship, for the purpose of soliciting or selling any product or service in competition with the Company or United within the Territory; or

(d)               call on any United Acquisition Candidate, with the knowledge of that Person’s status as an United Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than United.

Notwithstanding the foregoing, (1) Brewer may own and hold as a passive investment up to five percent (5%) of the outstanding Capital Stock of a competing entity if that class of Capital Stock is listed for trading or quotation on a national or regional stock exchange registered with the SEC or on The Nasdaq Stock Market and (2) Brewer may continue to provide consulting services to third parties for which he may be separately remunerated consistent with his past practices during his employment by the Company.

8.02          Damages.  Because of the difficulty in measuring the economic losses that may be incurred by United as a result of any breach by Brewer of his covenants in Section 9.01, and because of the immediate and irreparable damage that could be caused to United for which it would have no other adequate remedy, each Shareholder agrees that United may enforce the provisions of Section 8.01 by any equitable or legal means, including seeking an appropriate injunction or restraining order against Brewer if a breach of any of those provisions occurs.

8.03          Reasonable Restraint.  The parties hereto each agree that Sections 8.01 and 8.02 impose a reasonable restraint on Brewer in light of the activities and Business of the Company on the date hereof, the current business plans of United as a result of its proposed acquisitions of the Company and other similarly positioned companies, and the consideration to be received by Brewer from United as a result of the Stock Acquisition.

8.04          Severability; Reformation.  The covenants in this Article VIII are severable and separate, and the unenforceability of any specific covenant in this Article VIII is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Article VIII.  If any court of competent jurisdiction shall determine that the scope, time, or territorial restrictions set forth in Section 9.01 are unreasonable as applied to any Shareholder, the parties hereto, including Brewer, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to Brewer or any other Shareholder similarly situated.

8.05          Independent Covenant.  All of the covenants in this Article VIII are intended by each party hereto to be, and shall be construed as, an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Shareholder against United, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by United of any covenant in this Article VIII. It is specifically agreed that the period specified in Section 8.01 shall be computed in the case of each Shareholder by excluding from that computation any time during which that Shareholder is in violation of any provision of Section 8.01.  The covenants contained in this Article IX shall not be affected by any breach of any other provision hereof by any party hereto.

8.06          Materiality.  The Company and Brewer, severally and not jointly with any other Person, hereby agree that this Article VIII is a material and substantial part of the transactions contemplated hereby.

ARTICLE IX

GENERAL PROVISIONS

9.01          Restrictions on Transfer of United Common Stock.  (a)  Each Shareholder, severally and not jointly with any other Person, (i) acknowledges that the shares of United Common Stock to be delivered to that Shareholder, or the Shareholders’ Agent, as the case may be, have not been registered under the Securities Act, and therefore may not be resold by that Shareholder without being in compliance with the Securities Act or an exemption thereof, until such time as a Registration Statement covering such shares, if any, becomes effective and (ii) covenants that none of the shares of United Common Stock issued to that Shareholder will be offered, sold, assigned, transferred, or otherwise disposed of except upon full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations.  All certificates evidencing shares of United Common Stock issued may bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A BUSINESS COMBINATION WHICH IS ACCOUNTED FOR AS A “POOLING OF INTERESTS” AND MAY NOT BE SOLD, NOR MAY THE OWNER THEREOF REDUCE HIS RISKS RELATIVE THERETO IN ANY WAY, UNTIL SUCH TIME AS THE COMPANY HAS PUBLISHED THE FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS AFTER THE EFFECTIVE DATE OF THE MERGER THROUGH WHICH THE BUSINESS COMBINATION WAS EFFECTED.  IN ADDITION, THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, HAVE BEEN ISSUED PURSUANT TO AND UNDER ONE OR MORE EXEMPTIONS THERETO, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, OR DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

In addition, certificates evidencing shares of United Common Stock issued to each Shareholder will bear any legend required by the securities or blue sky laws of the state in which that Shareholder resides.

9.02          Brokers and Agents.  The Company and the Shareholders jointly and severally represent and warrant to UCB that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby, and agree to indemnify UCB against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

9.03          Assignment; No Third Party Beneficiaries.  This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the parties hereto, the successors of UCB, and the heirs and legal representatives of the Shareholders (and, in the case of any trust, the successor trustees of that trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed, or interpreted to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 5.04(b), or as otherwise expressly provided herein or therein.

9.04          Entire Agreement; Amendment; Waivers.  This Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Shareholders, the Company and UCB and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified, or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement, or waiver is in writing and signed by the party to be bound thereby, and in the case of each Shareholder, the Shareholders’ Agent or such Shareholder.  The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

9.05          Counterparts.  This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

9.06          Expenses.  Whether or not the transactions contemplated hereby are consummated, UCB will pay the fees, expenses, and disbursements of UCB and its Representatives that are incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by UCB under this Agreement incurred in connection with the transactions contemplated hereby.  The Shareholders will file all necessary documentation and Returns with respect to all Transfer Taxes.  In addition, each Shareholder acknowledges that he or she, and not the Company or UCB or the Surviving Corporation, will be responsible for and pay all Taxes, if any, due upon receipt of the consideration payable to that Shareholder pursuant to the Stock Acquisition.

9.07          Notices.  All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or, if delivered by telegram, facsimile, or courier service, when actually received by the party to whom notice is sent (or upon confirmation of receipt received by the sender), or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

(i)          if to UCB:

United Community Banks
63 Highway 515
Blairsville, Georgia  30512
Attn.: Chief Executive Officer
Facsimile No.:   (706) 781-6713
Telephone No.:  (706) 745-2151
E-mail: _______________________

 with copies (which shall not constitute notice for purposes of this Agreement) to:

 Kilpatrick Stockton LLP
1100 Peachtree Street
Atlanta, Georgia  30309
Attn.:  Richard R. Cheatham
Facsimile No.:   (404) 815-6555
Telephone No.:  (404) 815-6570
E-mail:  rcheatham@kilstock.com

 (ii)         if to a Shareholder, to the address set forth with respect to such Shareholder on the signature page hereto; and

 (iii)        if to the Company:

 Brintech, Inc.
124 Canal Street
New Smyrna Beach, Florida  32168
Attn:  Harold Brewer
Facsimile No.:   (904) 427-2895
Telephone No.:  (904) 427-6772
E-mail: ________________________

 with copies (which shall not constitute notice for purposes of this Agreement) to:

 Powell, Goldstein, Frazer & Murphy
191 Peachtree Street, Suite 1600
Atlanta, Georgia  30303
Attn:  Walter G. Moeling
Facsimile No.:   (404) 572-6999
Telephone No.:  (404) 572-6629
E-mail:  wmoeling@pgfm.com

9.08          Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the substantive laws of the state of Georgia without regard to the conflicts of law provisions thereof.

9.09          Exercise of Rights and Remedies.  Except as otherwise provided herein, no delay or omission in the exercise of any right, power, or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power, or remedy, nor shall it be construed, deemed, or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed, or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

9.10          Time.  Time is of the essence in the performance of this Agreement in all respects.

9.11          Reformation and Severability.  If any provision of this Agreement is invalid, illegal, or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal, and enforceable and so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

9.12          Remedies Cumulative.  No right, remedy, or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies, and elections available at law or in equity.

9.13          Treatment of Confidential Information.  (a)  Each of the Company and the Shareholders, severally and not jointly with any other Person, acknowledges that it, he or she has or may have had in the past, and in the future may have, access to Confidential Information of the Company and its Subsidiaries, and UCB and its Subsidiaries. Each of the Company and the Shareholders, severally and not jointly with any other Person, agrees that it, he or she will keep confidential all such Confidential Information and, except with the specific prior written consent of UCB, will not disclose such Confidential Information to any Person except:  (i) Representatives of UCB, (ii) its own Representatives, provided that such Representatives agree to the confidentiality provisions of this Section.  Confidential Information shall not include (A) such information that becomes known to the public generally through no fault of the Company or any Shareholder, (B) information required to be disclosed by law or the order of any Governmental Authority under color of law, provided that prior to disclosing any information pursuant to this clause (B), each of the Company and the Shareholders shall, if possible, give prior written notice thereof to UCB and provide UCB with the opportunity to contest such disclosure, or (C) such information that the disclosing party reasonably believes the disclosure of which is required in connection with the defense of a lawsuit against the disclosing party.  In the event of a breach or threatened breach by any Shareholder of the provisions of this Section with respect to any Confidential Information, UCB shall be entitled to an injunction restraining such Shareholder from disclosing, in whole or in part, that Confidential Information.  Nothing herein shall be construed as prohibiting UCB from pursuing any other remedy available at law or in equity for such breach or threatened breach, including the recovery of Damages.

(b)               Because of the difficulty of measuring the economic loss that may be incurred by UCB, the Surviving Company, or any UCB Subsidiary as a result of the breach of the covenants in Section 9.13(a), and because of the immediate and irreparable damage that would be caused to UCB and its Subsidiaries for which it would have no other adequate remedy, each of the Company and the Shareholders agrees that UCB may enforce the provisions of

Section 9.13(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

(c)                The obligations of UCB set forth in Section 5.01(d) are incorporated in this Section by this reference.

(d)               The obligations of the parties under this Section shall survive the termination of this Agreement.

9.14          Restriction on Trading.  The Company and the Shareholders agree that they will not trade (or cause or encourage any third party to trade), and will use their respective best efforts to assure that none of the Company Representatives will trade (or cause or encourage any third party to trade), in the United Common Stock (or securities convertible into or exercisable for shares of United Common Stock), while in possession of any material non-public information concerning UCB.

9.15            Survival of Representations. All representations, warranties, covenants, and agreements made by either party hereto in or pursuant to this Agreement or in any exhibit or certificate delivered pursuant hereto shall be deemed to have been material and to have been relied upon by the party to which made, but, except as set forth hereafter or specifically stated in this Agreement, such representations, warranties, covenants, and agreements shall expire and be of no force and effect upon the Effective Date:

(a)            the opinions of counsel referred to in Sections 6.03 and 6.04;

(b)            any fraudulent misrepresentation of any material fact made by either party hereto in or pursuant to this Agreement or in any instrument, document, or certificate delivered pursuant to this Agreement;

(c)            the representations made in Section 3.22;

(d)            the agreements made in Article VIII; and

(e)            the agreements made in Section 9.14.

ARTICLE X

TERMINATION

10.01      Termination of this Agreement.  (a) This Agreement may be terminated at any time prior to the Closing solely:

(i)            by the mutual written consent of UCB and all of the Shareholders;

(ii)            by the Shareholders, on the one hand, or by UCB, on the other hand, if the conditions to Closing in Article VI have not either been satisfied or waived and the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 2000, unless the failure of such transactions to be consummated results from the willful failure of the party (or in the case of the Shareholders, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by such party prior to or at the Closing or on the Closing Date; or

(iii)            by the Shareholders, on the one hand, or by UCB, on the other hand, if a material breach or default shall be made by the other party (or in the case of the Shareholders, any of them) in the observance or in the due and timely performance of any of the covenants, agreements, or conditions contained herein and such breach or default shall not have been cured by the breaching or defaulting party or parties within ten (10) days after notice of such breach or default is provided thereto.

(b)               If this Agreement is terminated pursuant to this Section, the Acquisition Transaction will be deemed for all purposes to have been abandoned and of no force or effect.

10.02      Liabilities in Event of Termination.  If this Agreement is terminated pursuant to Section 10.01, there shall be no liability or obligation on the part of any party hereto except (a) as provided in Section 9.06 and (b) to the extent that such liability is based on the breach by that party of any of its representations, warranties, or covenants set forth in this Agreement.

ARTICLE XI

DEFINITIONS

11.01      Certain Defined Terms.  As used in this Agreement, the following terms have the meanings assigned to them below in this Section.

“COBRA” means the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Reconciliation Act of 1985, as amended, as codified in ERISA Sections 601 through 608 and Section 4980B of the Code.

“Confidential Information” means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority, and all other confidential, nonpublic concepts, methods of doing business, ideas, materials, or information prepared or performed for, by or on behalf of that Person.

“Damages” to any specified Person means any costs, damages (including any consequential, exemplary, punitive, or treble damages) or expenses (including reasonable fees and actual disbursements by attorneys, consultants, experts, or other Representatives, and Litigation costs) to, any fine of or penalty on, or any liability (including loss of earnings or profits) of any other nature to that Person.

“Damages Claim” means, as asserted (a) against any specified Person, any claim, demand, or Litigation made or pending against that Person for Damages to any other Person, or

(b)           by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

“Employee Policies and Procedures” means at any time all employee manuals and all material policies, procedures, and work-related rules that apply at that time to any employee, non-employee director or officer of, or any other natural person performing consulting or other independent contractor services for, the Company.

“Engagement and Non-Competition Agreements” means at any time any (a) agreement to which the Company is a party that then relates to the direct or indirect employment or engagement, or arises from the past employment or engagement, of any natural person by the Company, whether as an employee, a non-employee officer or director, a consultant or other independent contractor, a sales representative, or a distributor of any kind, including any employee leasing or service agreement and any noncompetition agreement, and (b) agreement between the Company and any Person that arises from the sale of a business by that Person to the Company and limits that Person’s competition with the Company.

“Environmental Laws” means any and all Governmental Requirements applicable to the Business relating to the environment or worker health or safety, including ambient air, surface water, land surface, or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (including Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport, or handling of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons (including chlorofluorocarbon-12), or hydrochlorofluorocarbons), including but not limited to the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.A. § 9601 et seq.; the Resource Conversation and Recovery Act, 42 U.S.C.A. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.A. § 1251 et seq.; the Federal Clean Air Act, 42 U.S.C.A. § 7401 et seq.; the Federal Insecticide Fungicide and Rodenticide Act, 7 U.S.C.A. § 135 et seq.; the Toxic Substances Control Act, 15 U.S.C.A. § 2601 et seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that is, or at any time within six years of that time was, a member of any “group of organizations” within the meaning of Section 414(b), (c), (m) or (o) of the Code or any “controlled group” as defined in Section 4001(a)(14) of ERISA of which the specified Person is or was a member at the same time.

“Financial Statements” means the Balance Sheet of the Company at June 30, 2000 and December 31, 1999, the Statements of Income of the Company for the six months ended June 30, 2000 and the year ended December 31, 1999, the Statements of Cash Flows of the Company for the six months ended June 30, 2000 and the year ended December 31, 1999 and the Notes to these financial statements

“GAAP” means generally accepted accounting principles and practices in the United States as in effect from time to time and, with respect to the Financial Statements of the Company.

“Governmental Approval” means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order, or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

“Governmental Authority” means (a) any national, state, county, municipal, or other government, domestic or foreign, or any agency, board, bureau, commission, court, department, or other instrumentality of any such government, and (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

“Governmental Requirement” means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time, and (b) any obligation included in any certificate, certification, franchise, permit, or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

“Guaranty” means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities, or services for the purpose of assuring the owner of that obligation of its payment, or (c) to maintain working capital, equity capital, or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term “Guaranty” does not include endorsements for collection or deposit in the ordinary course of the endorser’s business.

“Hazardous Substances” means any material or substance, or combination of materials or substances, that by reason of quantity, concentration, composition, or characteristic is or in the future becomes regulated under any Environmental Law.

“Immediate Family Member” of a Shareholder means at any time: (a) if that Shareholder is a natural person, then any child or grandchild (by blood or legal adoption) or spouse of that Shareholder at that time, or any child of that spouse, or such person’s parents, siblings, mothers and fathers-in-law, or brothers and sisters-in-law; and (b) if that Shareholder is an Entity whose ultimate beneficial owner is a natural person, or a natural person and his or her spouse, then any child or grandchild (by blood or legal adoption) or spouse at that time, or any child of that spouse, or such person’s parents, siblings, mothers and fathers-in-law, or brothers and sisters-in-law of the ultimate beneficial owner or owners.

“Indebtedness” of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker’s acceptances, and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures, or similar instruments, or (iii) in respect of a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease in accordance with GAAP as in effect on the date of this Agreement (“Capital Leases”); (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income, or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise becomes liable for the payment thereof; or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed, or acquired a liability by means of a Guaranty.

“Information” means written information, including without limitation, (a) data, certificates, reports, files, records, agreements, correspondence, plans, policies, practices, manuals, and statements, and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs, or practices or of unwritten amendments or modifications of, supplements to, or waivers under any of the foregoing.

“Lien” means, with respect to any property or asset of any Person (or any revenues, income, or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process, or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy, or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered, or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any “adverse claim” (as defined in Section 8-302(b) of each applicable Uniform Commercial Code) in the case of any Capital Stock.  For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement relating to that asset.

“Litigation” means any action, case, proceeding, claim, grievance, suit, or other proceeding conducted by or pending before any Governmental Authority or any arbitration or mediation proceeding.

“Material” means, as applied to any Entity, material to the business, operations, property or assets, liabilities, financial condition, results of operations, or prospects of that Entity and its Subsidiaries considered as a whole.

“Material Adverse Effect” means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Company and the Company Subsidiaries considered as a whole, that such fact or circumstance has caused, is causing, or may reasonably be expected to cause, directly, indirectly, or consequentially, singularly or in the aggregate with other facts and circumstances, any Damages in excess of the one percent of the Transaction Value.

“Material Agreement” of an Entity means any contract or agreement (a) to which that Entity or any of its Subsidiaries is a party, or by which that Entity or any of its Subsidiaries is bound or to which any property or assets of that Entity or any of its Subsidiaries is subject and (b) which is Material to that Entity.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, Section 414 of the Code, or Section 3(37) of ERISA.

“Other Compensation Plan” means any compensation or benefit arrangement, plan, policy, practice, or program established, maintained, or sponsored by the Company, or to which the Company contributes, on behalf of any of its employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries, including, but not limited to, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, medical, vision, dental or other health plans, life insurance plans, and all other employee benefit plans or fringe benefit plans, but excluding any ERISA Benefit Plan.

“Permitted Liens” means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom), (a) Liens for Taxes if the same are not at the time due and delinquent; (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (c) Liens incurred in the ordinary course of that Person’s business in connection with workmen’s compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of that Person’s business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person’s business or existing on property and not materially interfering with the ordinary conduct of that Person’s business or the use of that property; (f) defects or irregularities in that Person’s title to its real properties which do not materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of that Person’s business or the use of any of such properties; (g) any interest or title of a lessor of assets being leased by any Person pursuant to any Capital Lease disclosed in Schedule 3.18(c) or any lease that, pursuant to GAAP, would be accounted for as an operating lease; and (h) Liens securing purchase money Indebtedness so long as such Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of such Indebtedness.

“Person” means any natural person, Entity, estate, trust, union or employee organization, or Governmental Authority or, for the purpose of the definition of “ERISA Affiliate,” any trade or business.

“Prohibited Transaction” means any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

“Proprietary Rights” means (a) patents, applications for patents, and patent rights, (b) in each case, whether registered, unregistered, or under pending registration, trademark rights, trade names, trade name rights, corporate names, business names, trade styles or dress, service marks and logos, and other trade designations and copyrights, and (c), in the case of the Company, all agreements relating to the technology, know-how, or processes used in any business of the Company, which are protectable as trade secrets under applicable law.

“Pro Rata Share” means, for each Shareholder, the fraction expressed as a percentage the numerator of which is the number of shares of outstanding Company Capital Stock owned by that Shareholder and the denominator of which is the total number of shares of outstanding Company Capital Stock owned by all Shareholders, as of the Closing Date.

“Related Party Agreement” means any contract or other agreement, written or oral, (a) to which the Company is a party or is bound or by which any property of the Company is bound or may be subject, and (b) (i) to which any Shareholder or any of that Shareholder’s Related Persons or Affiliates also is a party, (ii) of which any Shareholder or any of that Shareholder’s Related Persons or Affiliates is a beneficiary, or (iii) as to which any transaction contemplated thereby properly would be characterized (without regard to the amount involved) as a related party transaction for purposes of applying the disclosure requirements of GAAP or the SEC applicable to the Registration Statement.

“Related Person” of a Shareholder means (a) if that Shareholder is a natural person, (i) any Immediate Family Member of that Shareholder, (ii) any Estate of that Shareholder or any Immediate Family Member of that Shareholder, (iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are Related Persons of that Shareholder, and (iv) any Entity the entire equity interest in which is owned by any one or more of that Shareholder and Related Persons of that Shareholder; and (b) if that Shareholder is an Entity, Estate, or trust, (i) any Person who owns an equity interest in that Shareholder on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of that Shareholder, or (iii) any other Entity the entire equity interest in which is owned by any one or more of that Shareholder and Related Persons of that Shareholder.  As used in this definition, “Estate” means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction, that person’s estate or the administrator, conservator, executor, guardian, or representative of that estate.

“Representatives” means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants, or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

“Restricted Payment” means, with respect to any Entity at any time, any of the following effected by that Entity, (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of that Entity or (b) any direct or indirect redemption, retirement, purchase, or other acquisition for value of, or any direct or indirect purchase, payment, or sinking fund or similar deposit for the redemption, retirement, purchase, or other acquisition for value of, or to obtain the surrender of,

(i)           any then outstanding Capital Stock of that Entity or any Affiliate of that Entity or (ii) any then outstanding warrants, options, or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of that Entity or any Affiliate of that Entity.

“Returns” means the returns, reports, or statements (including any information returns) any Governmental Requirement requires to be filed for purposes of any Tax.

“Schedules” shall mean those certain disclosures made by the Company, the Shareholders, or UCB containing such information, as appropriate, relating to the representations and warranties made by the respective party as set forth in the Disclosure Statement.

“Tax” or “Taxes” means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, or other taxes, assessments, duties, fees, levies, or other governmental charges or assessments of any nature whatever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, or additional amounts with respect thereto.

“Transaction Documents” means this Agreement, and the other written agreements, documents, instruments, and certificates executed pursuant to or in connection with this Agreement or the Stock Acquisition , including those specified in Article VI to be delivered at or before the Closing Date, all as amended, modified, or supplemented from time to time.

“Transaction Value” means the value expressed in dollars resulting as the product of (a) the aggregate number of shares of United Common Stock designated as Acquisition Consideration and allocated to the Shareholders, multiplied by (b) $38.00 per share.

11.02      Other Definitional Provisions.  (a)  Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, ERISA, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), shall be deemed references to that Governmental Requirement or any successor Governmental Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

(b)               When used in this Agreement, the words “herein,” “hereof,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words “Article,” “Section,”  “Schedule,” and “Exhibit” refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement, unless otherwise specified.

(c)                Whenever the context so requires, the singular includes the plural and vice versa, and a reference to one gender includes the other genders.

(d)               The word “including” (and, with correlative meaning, the word “include”) means that the generality of any description preceding such word is not limited, and the words “shall” and “will” are used interchangeably and have the same meaning.

11.03      Captions.  Captions to Articles, Sections, and subsections of, and Schedules and Exhibits to, this Agreement or any Transaction Document are included for convenience of reference only, and such captions shall not constitute a part of this Agreement or any Transaction Document for any other purpose or in any way affect the meaning or construction of any provision of this Agreement or any Transaction Document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UNITED COMMUNITY BANKS, INC.

By: /s/ Jimmy C. Tallent
Jimmy C. Tallent
President

UNITED COMMUNITY BANK

By: /s/ Jimmy C. Tallent
Jimmy C. Tallent
President

BRINTECH, INC.

By: /s/ Harold Brewer
Harold Brewer
Chairman and Chief Executive Officer

[signatures continued on following page]

SHAREHOLDERS:
Purchased Shares Shares of United Common Stock	__/s/_______________________________ Harold Brewer
Purchased Shares Shares of United Common Stock	__/s/_______________________________ Ross Whipple

EXHIBIT A

 FORM OF OPINION OF COUNSEL TO UNITED COMMUNITY
BANKS, INC. AND UNITED COMMUNITY BANK

______________________

______________________

______________________

             Re:            United Community Banks, Inc. and United Community Bank

 Ladies and Gentlemen:

 We have served as legal counsel to United Community Bank, a Georgia bank, (the “Bank”) and United Community Banks, Inc., a Georgia corporation, (“United”) parties to that certain Agreement dated as of September__, 2000, by and among the Bank, United, Brintech, Inc., and the Shareholders Named Therein (the “Agreement”).

This opinion is being delivered to you pursuant to Section 6.03(b)(ii) of the Agreement and is limited by, and in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.  Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement or the Interpretive Standards, as the case may be.

In order to provide our opinions to you as hereinafter set forth, we have examined any and all relevant corporate records of the Bank and United, documentation relating to the Agreement, Public Authority Documents (as defined below), and such other documents as we have deemed appropriate as a basis for the opinions, including certificates of officers and representatives of the Bank and United.  For purposes of this opinion letter, “Public Authority Documents” shall mean certificates issued by the Secretary of State or any similar governmental official, office, or agency concerning a person’s property or status, such as certificates of corporate good standing.  Except as expressly stated herein, we have not independently verified any factual matters underlying the matters addressed herein or the accuracy or completeness of any such factual matters.

The opinions set forth herein are limited to the laws of the State of Georgia and applicable Federal laws of the United States of America.

Based upon such examination and upon our examination of all such other documents, evidence and statutes as we deemed pertinent, we advise you that in our opinion:

(i)          United has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia.  The Bank has been duly incorporated and is in good standing under the laws of the State of Georgia.

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(ii)         The Bank and United have the corporate power and corporate authority to own, lease, and operate their properties, to conduct their businesses, and to enter into and perform their obligations under the Agreement.

(iii)         Except as contemplated in the Agreement, no filing with, or authorization, approval, consent, license, order, registration, qualification, or decree of any court or governmental authority or agency is necessary or required in connection with the due authorization, execution, delivery, and performance of the Agreement by the Bank and United which has not been previously received.

(iv)        The execution, delivery, and performance of the Agreement, the consummation of the transactions contemplated in the Agreement (including the Stock Acquisition), and compliance by the Bank and United with their obligations under the Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Bank and United (except for such conflicts, breaches, or defaults or liens, charges, or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Bank and United, or any applicable law, statute, rule, regulation, judgment, order, writ, or decree known to be applicable to the transactions contemplated by the Agreement, of any government, government instrumentality, or court, domestic or foreign, having jurisdiction over the Bank and United, or any of their properties, assets, or operations.

(v)         The Agreement has been duly and validly authorized, executed, and delivered by the Bank and United, and is enforceable in accordance with its terms.

We render the foregoing opinions as members of the State Bar of Georgia and express no opinion as to laws of any jurisdiction other than the laws of the State of Georgia and any applicable federal laws of the United States of America.

This opinion letter is provided to you for your exclusive benefit and use in connection with the Transactions, and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Very truly yours, Kilpatrick Stockton LLP By:____________________________ Richard R. Cheatham, a Partner

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EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

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EXHIBIT C

 FORM OF OPINION OF COMPANY’S COUNSEL

 United Community Banks, Inc.
___________________
___________________

             Re:            Brintech, Inc. and the Shareholders thereof

 Gentlemen:

            We have served as special counsel to Brintech, Inc. (the “Company”) and the Shareholders, all parties to that certain Agreement dated as of September __, 2000 (the “Agreement”).  We have been requested by our clients to deliver this opinion to you in satisfaction of the requirement in Section 6.04(b)(ii) of the Agreement.

            This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporation Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion letter by this reference.  Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned to such terms in the Share Purchase Agreement or the Interpretative Standards.

             In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

             The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.  For purposes of this opinion, we presume that the corporate code of the State of Florida is the same of the Georgia Business Corporations Code.

             Based upon the foregoing, it is our opinion that:

            (i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida.

            (ii)            The Company has corporate power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under the Agreement.

             (iii)            The Company authorized shares consist of ______________ common shares, par value $_______ per share, and ___ preferred shares, par value $_________ per share, of which

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______ common shares and ____________ preferred shares are outstanding.  The outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable

            (iv)            The execution, delivery and performance of the Agreement, and the consummation of the transactions therein (including the Stock Acquisition), and compliance by the Company and the Shareholders with their obligations under the Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to be applicable to the transactions contemplated by the Agreement, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Shareholders, or any of their respective properties, assets or operations.

            (v)            The Agreement has been duly and validly authorized, executed and delivered by the Company, and executed and delivered by the Shareholders, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency and other laws affecting creditors’ rights generally, or as may be modified by a court of equity.

            This opinion letter is provided to you for you and your counsel’s exclusive use solely in connection with the consummation of the Stock Acquisition and the other transactions contemplated in the Agreement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

            We expressly disclaim any duty to update this opinion letter in the future if there are any changes in relevant fact or law that may change or otherwise affect any of the opinions expressed herein.

Very truly yours,

________________________________

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EXHIBIT D

 FORM OF REAL ESTATE PURCHASE AGREEMENT

 STATE OF ____________________

 COUNTY OF _____________________

 PURCHASE AND SALE AGREEMENT

 THIS AGREEMENT is made and entered into this ______ day of September, 2000, by and among Harold Brewer, a resident of the State of Florida (“Seller”) and United Community Banks, Inc., a Georgia corporation (“Buyer”).

 W I T N E S S E T H:

 1.            Agreement to Sell and Purchase.  For and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Buyer, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and take from Seller, subject to and in accordance with all of the terms and conditions of this Agreement, the following:

 (a)            All that certain lot, tract or parcel of improved real estate more particularly described on Exhibit A attached hereto, together with all plants, shrubs and trees located thereon, and together with all rights, ways and easements appurtenant thereto, including, without limitation, all of Seller’s right, title and interest in and to the land underlying and the air space overlying any public or private ways or streets crossing or abutting said real estate (collectively, the “Land”);

 (b)            All buildings, structures and other improvements of any and every nature located on the Land and all fixtures attached or affixed, actually or constructively, to the Land or to any such buildings, structures or other improvements (collectively, the “Improvements”);

 (c)            All goods, equipment, machinery, apparatus, fittings, furniture, furnishings, supplies, spare parts, tools and other personal property of every kind located on the Land or within the Improvements and used in connection with the operation, management or maintenance of the Land or the Improvements, excluding any such items owned by tenants of the Land or the Improvements, but specifically including, without limitation, the property described on Exhibit B attached hereto (collectively, the “Personalty”); and

 (d)            All of the right, title and interest accruing to the owner of the Land and the Improvements in, to and under:  (i) those management, service and other contracts and agreements, if any, scheduled and identified on Exhibit C attached hereto (the “Service Agreements”); and (ii) all warranties, guaranties, certificates, licenses, permits, authorizations, consents and approvals with respect to the use, occupancy, possession and operation of the Land and the Improvements (the “Permits”).  The Land, the Improvements and the Personalty (collectively, the “Property”).

 2.            Purchase Price; Method of Payment.  (a)  The purchase price for the Property shall be _____________________________ Dollars ($____________) (the “Purchase Price”).  The Purchase Price shall be paid by Buyer to Seller on the Closing Date either (i) by a cashier’s check of a national bank with its principal offices in Atlanta, Georgia (or such other banking institution as Seller may approve in writing), or (ii) by wire delivery of funds through the Federal Reserve System to an account designated in writing by Seller.

 (b)            Notwithstanding the foregoing, in the event that Seller advises Buyer that Seller is a “Foreign Person” (as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the “Code”), or in the event that Seller fails or refuses to deliver the certificate and affidavit of non-foreign status described in paragraph 8(a) of this Agreement, or in the event that Buyer receives notice from any Seller-transferor’s agent or Buyer-transferee’s agent (as each of such terms are defined in the Code), or Buyer has actual knowledge that, such certificate and affidavit is false, Buyer shall deduct and withhold from the cash portion of the Purchase Price a tax equal to ten percent (10%) of the Purchase Price, as required by Section 1445 of the Code.  Buyer shall remit such amount to, and file the required form with, the Internal Revenue Service, and Buyer shall receive a credit against the Purchase Price for the amount so withheld.

 3.            Closing.  The closing of the purchase and sale of the Property, ( “Closing”, shall be held at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia 30309, at 10:00 a.m. Eastern Standard Time on ________ __, ____ or at such other date and time as the parties may agree, herein called the “Closing Date.”  Notwithstanding anything to the contrary set forth herein, however, the Closing Date shall be simultaneous with the closing date established pursuant to the Acquisition Agreement (hereinafter defined), and if the closing date under the Acquisition Agreement is extended beyond ________ __, 2000, the Closing Date hereunder shall be automatically extended until the closing date established pursuant to the Acquisition Agreement.

 4.            Access and Inspection; Delivery of Documents and Information by Seller; Examination by Buyer.  (a)  Between the date of this Agreement and the Closing Date, Buyer and Buyer’s agents and designees shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, and any other investigations and inspections as Buyer may reasonably require to assess the condition of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not materially damage the Property; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims for injury to person or damage to property directly resulting from the activities of Buyer or Buyer’s agents or designees on the Property.

(b)            On or before ________ __, 2000, Seller shall deliver to Buyer, if not previously delivered, or make available to Buyer for examination or copying by Buyer, at the address for Buyer set forth below Buyer’s execution of this Agreement, the following documents and information with respect to the Property:

 (i)            All surveys, plans, specifications, engineering and mechanical data relating to the Property, including such items relating to tenant improvements, and reports such as soils reports and environmental audits, which are in Seller’s possession or which Seller can obtain with reasonable effort;

  (ii)            All real property and other ad valorem tax bills and utility bills regarding the Property for the two-year period preceding the date of this Agreement;

 (iii)            True and correct copies of all, if any, leases or other occupancy agreements affecting the Property (herein called the “Existing Leases”), together with true and correct copies of any written amendments or modifications or other agreements with respect to, or relating to, the Existing Leases, and written disclosure of any oral agreements with respect to, or relating to, the Existing Leases (collectively, the “Supplemental Lease Agreements”) and all leasing, rental, brokerage or other commissions, charges or fees payable with respect to any of Existing Leases;

 (iv)            True, correct, and complete copies of the Service Agreements;

 (v)            True, correct, and complete copies of the Permits;

 (vi)            A full, correct, and complete list and identifying description of all of the Personalty;

 (vii)            True, correct, and complete copies of all policies of insurance carried by Seller with respect to the Property, together with evidence of the premiums paid by Seller therefor; and

 (viii)            A copy of any policy of title insurance issued in favor of Seller, together with legible copies of all instruments referenced therein.

 (c)            Buyer shall have until the Closing Date, in which to examine and investigate the Property, and to determine whether the Property is suitable and satisfactory to Buyer.  In the event that Buyer shall determine, in Buyer’s sole and absolute judgment and discretion, that the Property is in any manner unsuitable or unsatisfactory to Buyer, Buyer shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice thereof to Seller on or before the Closing Date, in which event One Hundred and no/100 Dollars ($100.00) shall be delivered to Seller within a reasonable time thereafter as consideration for Seller’s execution of and entry into this Agreement, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void. Seller acknowledges that Buyer will expend time, money and other resources in connection with the examination and investigation of the Property hereinabove described, and that, notwithstanding the fact that Buyer may terminate this Agreement pursuant to this paragraph, such time, money and other resources expended, together with the payment of $100.00 to Seller in the event of a termination of this Agreement, constitute good, valuable, sufficient and adequate consideration for Seller’s execution of and entry into this Agreement.

 5.            Prorations and Adjustments to Purchase Price.  The following prorations and adjustments shall be made between Buyer and Seller at Closing, or thereafter if Buyer and Seller shall agree, all with respect to the cash portion of the Purchase Price:

 (a)            All city, state and county ad valorem taxes and similar impositions levied or imposed upon or assessed against the Property, (the “Taxes”), for the year in which Closing occurs shall be prorated as of the Closing Date.  In the event the Taxes for such year are not determinable at the time of Closing, said Taxes shall be prorated on the basis of the best available information, and Seller and Buyer shall re-prorate the Taxes for such year promptly upon the receipt of the tax bills for such year and shall make between themselves any equitable adjustment required by reason of any difference between the estimated amount of the Taxes used as a basis for the proration at Closing and the actual amount of the Taxes for such year.  In the event any of the Taxes are due and payable at the time of Closing, the same shall be paid at Closing.  In the event Seller has paid only a portion of the Taxes billed for the year in which Closing occurs due to the pendency of a protest of such Taxes, then, in connection with Closing, Seller shall deposit with a representative of a national title company (the “Escrow Agent”) an amount equal to Seller’s pro rata share of the resulting underpayment.  Any such deposit with Escrow Agent shall be held in escrow by Escrow Agent pending final resolution of such protest, pursuant to escrow instructions reasonably acceptable in form and substance to Buyer, Seller, Escrow Agent and their respective counsel.  If the Taxes are not paid at Closing, Seller shall deliver to Buyer the bills for the Taxes promptly upon receipt thereof and Buyer shall thereupon be responsible for the payment in full of the Taxes within the time fixed for payment thereof and before the same shall become delinquent.  In the event that, after the Closing Date, any additional Taxes are levied, imposed upon or assessed against the Property for periods prior to the Closing Date, Buyer shall give Seller written notice of such Taxes, and Seller shall be responsible for payment of such additional Taxes in full within the time fixed for payment thereof and before the same become delinquent.  Without limiting the obligations of Seller pursuant to the immediately preceding sentence, Seller shall, and does hereby, indemnify, defend and hold harmless Buyer from and against any such additional Taxes (including all interest and penalties assessed or imposed in connection therewith) relating to periods prior to the Closing Date.

(b)            All utility charges for the Property (including, without limitation, telephone, water, storm and sanitary sewer, electricity, gas, garbage and waste removal) shall be prorated as of the Closing Date, transfer fees required with respect to any such utility shall be paid by or charged to Buyer, and Seller shall be credited with any deposits transferred to the account of Buyer; provided, however, that at either party’s election any one or more of such utility accounts shall be closed as of the Closing Date, in which event Seller shall be liable and responsible for all charges for service through the Closing Date and shall be entitled to all deposits theretofore made by Seller with respect to such utility, and Buyer shall be responsible for reopening and reinstituting such service in Buyer’s name, and shall be responsible for any fees, charges and deposits required in connection with such new account.

 (c)            All amounts payable under any of the Service Agreements shall be prorated as of the Closing Date.

 (d)            Any other items which are customarily prorated in connection with the purchase and sale of properties similar to the Property shall be prorated as of the Closing Date.

In making the prorations required by this paragraph, the economic burdens and benefits of ownership of the Property for the Closing Date shall be allocated to Seller.

 6.            Title.  (a)  Seller covenants to convey to Buyer at Closing good and marketable fee simple title in and to the Property.  For the purposes of this Agreement, “good and marketable fee simple title” shall mean fee simple ownership which is:  (i) free of all claims, liens and encumbrances of any kind or nature whatsoever other than the Permitted Exceptions, hereinafter defined; and (ii) insurable by a title insurance company reasonably acceptable to Buyer, at then current standard rates under the standard form of ALTA owner’s policy of title insurance (ALTA Form 1992), with the standard printed exceptions therein deleted, and without exception other than for the Permitted Exceptions.  For the purposes of this Agreement, the term “Permitted Exceptions” shall mean:  (i) current city, state and county ad valorem taxes not yet due and payable; and (ii) easements for the installation or maintenance of public utilities serving only the Property.

 (b)            Buyer shall have until ________ __, 2000, in which to examine title to the Property and in which to give Seller written notice of objections which render Seller’s title less than good and marketable fee simple title.  Thereafter, Buyer shall have until the Closing Date in which to reexamine title to the Property and in which to give Seller written notice of any additional objections disclosed by such reexamination.  Seller shall have until ten (10) days prior to the Closing Date in which to satisfy all objections specified in Buyer’s initial notice of title objections, or agree to satisfy any such objections that can only be satisfied at Closing, and until the Closing Date in which to satisfy all objections specified in any subsequent notice by Buyer of title objections.  If Seller fails so to satisfy any such objections, then, at the option of Buyer, Buyer may:  (i) terminate this Agreement, in which event the Earnest Money shall be refunded to Buyer immediately upon request, all rights and obligations of Seller and Buyer under this Agreement shall expire, and this Agreement shall become null and void; or (ii) satisfy the objections, after deducting from the Purchase Price the cost of satisfying objections which can be satisfied by the payment of money; or (iii) waive such satisfaction and performance and consummate the purchase and sale of the Property; or (iv) extend the Closing Date for a period of up to ninety (90) days, during which time Seller shall cure such title objections; or (v) exercise such rights and remedies as may be provided for or allowed by law or in equity.  In the event of an extension of the Closing Date by Buyer under clause (iv), above, and a subsequent failure of Seller to cure any such title objection, Buyer may then elect among the alternatives specified in clauses (i), (ii), (iii), and (v) above.

(c)            Notwithstanding anything to the contrary set forth herein, Seller agrees to cause any and all monetary liens and encumbrances recorded with respect to the Property, including, without limitation, any mortgage, deed of trust or similar instrument, to be released of record on or before the Closing Date.

 7.            Survey.  Buyer shall have the right to cause an as-built survey of the Property to be prepared by a surveyor registered and licensed in the State of New York and designated by Buyer, which survey shall depict such information as Buyer shall require.  Upon completion of a plat of the survey, Buyer shall furnish Seller with a copy thereof.  The survey shall be used as the basis for the preparation of the legal description to be included in the warranty deed to be delivered by Seller to Buyer at Closing.

8.         Proceedings at Closing.  On the Closing Date, the Closing shall take place as follows:

 (a)            Seller shall deliver to Buyer the following documents and instruments, duly executed by or on behalf of Seller in form and on terms and conditions satisfactory to Buyer:  (i) a warranty deed, in recordable form, in the form of, and on the terms and conditions set forth in, that attached hereto as Exhibit D, conveying the Land and the Improvements; (ii) a bill of sale with general warranty of title conveying the Personalty; (iii) a termination of any and all Existing Leases, executed by Seller and the tenant or lessee, in recordable form; (iv) an assignment transferring and assigning the Service Agreements and the Permits; (v) a seller’s affidavit with respect to the Property sufficient to cause Buyer’s title insurance policy to be issued without exception for mechanics’ or materialmen’s liens or parties in possession, or liens other than the Permitted Exceptions; (vi) if Seller is not a Foreign Person, a certificate and affidavit of non-foreign status; (vii) [Add:  State Withholding Documents, if applicable]; (viii) a completed 1099-S request for taxpayer identification number and certification, and acknowledgment; (ix) a certificate, in form and substance satisfactory to counsel for Buyer, to the effect that the representations and warranties of Seller in this Agreement are true and correct on and as of the Closing Date; and (x) a quitclaim deed conveying all of Seller’s right, title and interest in and to the Property either, at Buyer’s option, in accordance with the legal description of the Land set forth on Exhibit A attached hereto, or in accordance with the legal description prepared from the survey of the Land to be obtained pursuant to this Agreement.

 (b)            Seller shall deliver to Buyer the following items, if the same have not been theretofore delivered by Seller to Buyer:

 (i)  The originals of the Permits, if in Seller’s possession or control;

(ii)  The originals of all books, records, correspondence, memoranda, reports and other information and data pertinent to the continued use, occupancy and operation of the Property, including, without limitation, all records, information and data relevant to income and operating expenses for the Property; and

 (iii)  To the extent the same are in the possession of Seller on the date of Seller’s execution of this Agreement, or reasonably can be obtained by Seller prior to Closing, all prior surveys of the Land or any portion thereof and all plans and specifications for any of the Improvements.

 (c)            Buyer shall pay the Purchase Price, after making the adjustments and prorations provided for in this Agreement, to Seller in accordance with the provisions of this Agreement.

 9.            Costs of Closing.  [need Florida division of transfer taxes, recording taxes, title and survey costs, and any other costs.]  Seller shall pay ____________ ________________________________________________________________________, all recording costs relating to any title clearance matters and Seller’s attorneys’ fees.  Buyer shall pay _____________________________________________________________________, the cost of any survey obtained pursuant to paragraph 8 hereof, and Buyer’s attorneys’ fees.  All other costs and expenses of the transaction contemplated hereby shall be borne by the party incurring the same.

 10.            Warranties, Representations, and Additional Covenants of Seller.  Seller represents, warrants, and covenants to and with Buyer, knowing that Buyer is relying on each such representation, warranty, and covenant, that:

 (a)            Seller has the lawful right, power, authority and capacity to sell the Property in accordance with the terms, provisions, and conditions of this Agreement.

 (b)            There are no actions, suits, or proceedings pending or threatened against, by or affecting Seller which affect title to the Property or which question the validity or enforceability of this Agreement or of any action taken by Seller under this Agreement, in any court or before any governmental authority, domestic or foreign.

 (c)            The execution of and entry into this Agreement, the execution and delivery of the documents and instruments to be executed and delivered by Seller on the Closing Date, and the performance by Seller of Seller’s duties and obligations under this Agreement and of all other acts necessary and appropriate for the full consummation of the purchase and sale of the Property as contemplated by and provided for in this Agreement, are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Seller is a party, any judicial order or judgment of any nature by which Seller is bound; and this Agreement, and the covenants and agreements of Seller under this Agreement, are the valid and binding obligations of Seller, enforceable in accordance with their terms.

(d)            Seller has good and marketable fee simple title to the Property.

 (e)            On the Closing Date, neither Seller nor any tenant of the Property will be indebted to any contractor, laborer, mechanic, materialman, architect, engineer, or any other person for work, labor or services performed or rendered, or for materials supplied or furnished, in connection with the Property for which any such person could claim a lien against the Property.

 (f)            There are no encroachments on the Land, and the Improvements are situated entirely within the boundaries of the Land and within applicable building lines.

 (g)            Seller will pay or cause to be paid promptly when due all city, state and county ad valorem taxes and similar taxes and assessments, all sewer and water charges and all other governmental charges levied or imposed upon or assessed against the Property between the date hereof and the Closing Date, and will pay or cause to be paid all expenses incurred in the use, occupancy and operation of the Property between the date hereof and the Closing Date.

 (h)            The Property is zoned in the zoning classification ___________ under the applicable zoning ordinance of ________________________.

 (i)            No portion of the Land is located within any Special Flood Hazard Area designated by the Federal Emergency Management Agency, or in any area similarly designated by any agency of any other governmental authority; no portion of the Land meets the definition of “wetlands” codified at 40 C.F.R. part 230.3(t), or has been similarly designated by any agency of any governmental authority; and no portion of the Land constitutes “wetlands” that have been filled, whether or not pursuant to appropriate permits.

 (j)            No portion of the Property is subject to any other classification, designation or preliminary determination of any agency of any federal, state or local government, or pursuant to any federal, state or local law, which would restrict the use, development, occupancy or operation of the Property, including, without limitation, any designation or classification as an archeological site, any classification or determination under the Endangered Species Act, or any designation as an historical site.

 (k)            The Property is not subject to any use, development or occupancy restrictions (except those imposed by applicable zoning and subdivision laws and regulations), special taxes and assessments or utility “tap-in” fees (except those generally applicable throughout the tax district in which the Property is located), or charges or restrictions, whether existing of record or arising by operation of law, unrecorded agreement, the passage of time or otherwise (other than the Permitted Exceptions).

 (l)            No portion of the Property is used or, to the best of Seller’s knowledge, has ever been used for the storage, processing, treatment or disposal of Pollutants, as hereinafter defined in Exhibit E; the Improvements do not contain, nor, to the best of

Seller’s knowledge, have they ever contained, Pollutants; to the best of Seller’s knowledge, no Pollutants have been released, introduced, spilled, discharged or disposed of, nor, to the best of Seller’s knowledge, has there been a threat of release, introduction, spill, discharge or disposal of a Pollutant, on, in, or under the Property; there are no pending claims, administrative proceedings, judgments, declarations, or orders, relating to the presence of Pollutants on, in or under the Property, and, to the best of Seller’s knowledge, no such claims, proceedings, judgments, declarations or orders are threatened; to the best of Seller’s knowledge, the Property is in compliance with all federal, state and local laws, regulations, orders and requirements regarding the regulation of Pollutants; and, to the best of Seller’s knowledge, no Pollutants have been released, introduced, spilled, discharged or disposed of on, in or under any adjacent property.

 (m)            The Property is a legal lot of record and will not be created by a subdivision at Closing.

 (n)            The Property is not and has not been subject to any exemption from ad valorem taxes that will result in imposition of any tax or penalty upon the transfer of title at Closing or any change in use of the Property.

 (o)            The Property is not constructed, occupied, used or operated in violation of, is not otherwise in violation of, and Seller has received no notice or any violations or potential violation of any zoning, building, health, environmental or other laws, codes, ordinances, regulations, orders or requirements of any city, county, state or other governmental authority having jurisdiction thereof, or any private restrictive covenants affecting the Property; and all certificates, licenses, permits, authorizations, consents and approvals required by any such governmental authority for the continued use, occupancy and operation of the Property have been obtained, are paid for, and are free of restrictions.

 (p)            There are no pending, or, to the best of Seller’s knowledge, threatened or contemplated, condemnation actions involving all or any portion of the Property; and, to the best of Seller’s knowledge and belief, there are no existing, proposed or contemplated plans to widen, modify or realign any public rights-of-way located adjacent to any portion of the Land.

 (q)            All utilities (including, without limitation, water, storm and sanitary sewer, electricity, gas, telephone and cable television) are available on the Land through private easements or properly dedicated public easements in capacities sufficient to serve and operate the Property.

 (r)            Access to the Land from streets and roads adjoining the Land is not limited or restricted.

(s)            There are no management, maintenance, service or other contracts with respect to the Property other than the Service Agreements; and all of the Service Agreements can be canceled on thirty (30) days notice or less.

 (t)            The Improvements are in good order and repair, and in a good, safe, substantial condition, free from defects; all plumbing, heating, electrical and air conditioning systems and equipment and systems therein are in good order and repair and operating condition; the Improvements are constructed and completed strictly in compliance with accepted standards of good materials and workmanship, all electrical, plumbing, heating and air-conditioning and exterior drainage systems, in or on the Property are in good condition and working order; to the best of Seller’s knowledge and belief, there is no termite or other pest infestation, dry-rot or similar damage affecting the Property; the Improvements are water-tight; and there is no subsidence or other soil condition that does or may in the future adversely affect the Property.

 (u)            The Personalty is in good condition, ordinary wear and tear excepted.

 (v)            Between the date hereof and the Closing Date, Seller shall operate the Property in the ordinary course of business and shall maintain and repair the Property so that, on the Closing Date, the Property will be in the same condition as it now exists, natural wear and tear and loss by insured casualty alone excepted.

 (w)            On or before the Closing Date, Seller shall terminate all of the Existing Leases, with the written acknowledgment of the tenants or lessees; between the date hereof and such termination, Seller:  shall comply with all obligations of the “lessor” or “landlord” under the Existing Leases and the Supplemental Lease Agreements; shall continue to carry and maintain in force all existing policies of casualty and public liability insurance with respect to the Property; shall not make or enter into any lease or other agreement for the use, occupancy or possession of all or any part of the Land or Improvements without the prior written approval of Buyer; and shall not enter into any brokerage commission or fee agreement or arrangement with respect to the Property without the prior written approval of Buyer.

 (x)            The Existing Leases scheduled and identified on Exhibit F hereto are the only leases or other agreements for use, occupancy or possession presently in force with respect to all or any portion of the Property.

 (y)            Seller will not cause or permit any action to be taken which will cause any of the foregoing representations, warranties or covenants to be untrue or unperformed on the Closing Date; and Seller will not cause or permit any action to be taken which will cause any of the conditions of Buyer’s obligations set forth in paragraph 11, below, to be unsatisfied or unperformed on or as of the Closing Date.

 (z)            Seller will deliver on the Closing Date all documents and instruments required by this Agreement and perform all acts necessary or appropriate for the consummation of the purchase and sale of the Property as contemplated by and provided for in this Agreement.

 Seller acknowledges and agrees that no examination or investigation of the Property or of the operation of the Property by or on behalf of Buyer prior to Closing shall in any way modify, affect or diminish Seller’s obligations under the representations, warranties, covenants and agreements set forth in this Agreement.

 11.            Conditions of Buyer’s Obligations.  Buyer’s obligation to consummate the purchase and sale of the Property on the Closing Date shall be subject to the satisfaction or performance of the following terms and conditions, any one or more of which may be waived in writing by Buyer, in whole or in part, on or as of the Closing Date:

 (a)            Seller shall have fully and completely kept, observed, performed, satisfied and complied with all terms, covenants, conditions, agreements, requirements, restrictions and provisions required by this Agreement to be kept, observed, performed, satisfied or complied with by Seller before, on or as of the Closing Date;

 (b)            The representations and warranties of Seller in this Agreement shall be true and correct, and certified by Seller to Buyer as such, on and as of the Closing Date, in the same manner and with the same effect as though such representations and warranties had been made on and as of the Closing Date (whether this condition shall be deemed performed or satisfied with respect to any representations and warranties limited to Seller’s knowledge and belief of the truth of the facts, assertions and matters contained therein shall be determined without regard to the limitation of the representation or warranty to Seller’s knowledge and belief; provided, however, any failure to perform or satisfy such condition shall not be deemed to be a default by Seller hereunder unless the failure to perform or satisfy such condition would otherwise constitute a default by Seller under this Agreement);

 (c)            Buyer shall not have terminated this Agreement pursuant to an express right so to terminate set forth in this Agreement; and

 (d)            Closing shall occur under that certain Agreement, by and among United Community Banks, Inc.; United Community Bank; Harold Brewer; and Ross Whipple ( the “Purchase Agreement”), and Seller expressly acknowledges that Buyer’s obligations hereunder are conditioned upon the Purchase Agreement, and this Agreement shall automatically terminate upon a termination of the Purchase Agreement.

 If any of the foregoing conditions have not been satisfied or performed or waived in writing by Buyer on or as of the Closing Date, Buyer shall have the right, at Buyer’s option, either:  (i) to terminate this Agreement by giving written notice to Seller on or before the Closing Date, in which event all rights and obligations of Seller and Buyer under this Agreement shall expire, and this Agreement shall become null and void; or (ii) if such failure of condition constitutes a breach of representation or warranty by Seller, constitutes a failure by Seller to perform any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions of this

Agreement, or otherwise constitutes a default by Seller under this Agreement, to exercise such rights and remedies as may be provided for in paragraph 13 of this Agreement.  In either of such events, the Earnest Money shall be refunded to Buyer immediately upon request.

 12.            Possession at Closing.  Seller shall surrender possession of the Property to Buyer on the Closing Date, free and clear of all occupants and rights of occupancy.

 13.            Remedies.  (a)  If the purchase and sale of the Property is not consummated in accordance with the terms and conditions of this Agreement due to circumstances or conditions which constitute a default by Buyer under this Agreement, Seller may seek, prove and recover (to the extent proven) monetary damages from Buyer in an amount equal to all actual out-of-pocket costs and expenses paid or incurred by Sellers in connection with its execution of any entry into this Agreement, provided, however, that in the event that Seller elects to seek to recover damages from Buyer on account of any default by Buyer under this Agreement, Buyer’s liability to Seller for all damages, of any nature whatsoever, shall not exceed $__________.

 (b)            If (i) any representation or warranty of Seller set forth in this Agreement shall prove to be untrue or incorrect in any respect, or (ii) Seller shall fail to keep, observe, perform, satisfy or comply with, fully and completely, any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions required by this Agreement to be kept, observed, performed, satisfied or complied with by Seller, or (iii) the purchase and sale of the Property is otherwise not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions which constitute a default by Seller under this Agreement (the matters described in the foregoing clauses (i), (ii) and (iii) are hereinafter sometimes collectively called “Seller Defaults”), Buyer may exercise such rights and remedies as may be provided for in this Agreement, or as may be provided for or allowed by law or in equity.  Seller hereby acknowledges that Buyer’s remedies in the event of the occurrence of any of the Seller Defaults shall specifically include, without limitation, the right to seek, prove and recover (to the extent proven) monetary damages from Seller in an amount equal to all actual out-of-pocket costs and expenses paid or incurred by Buyer in connection with its execution of and entry into this Agreement and its proposed acquisition of the Property, including, without limitation, (i) attorney’s fees and disbursements in connection with the negotiation and execution of this Agreement, the examination of title to the Property, and any other legal matter undertaken by Buyer pertaining to the Property, and (ii) any examinations, investigations, tests and inspections, undertaken by Buyer with respect to the Property.

 14.            Indemnification.  Seller shall, and does hereby, indemnify, defend and hold Buyer harmless from, against and in respect of: (i) any matter arising out of, by reason of or with respect to the ownership of the Property prior to and including the Closing Date; (ii) any and all actions, causes of action, suits, claims, demands, judgments, liens, proceedings and investigations (or any appeal thereof or relative thereto or other review thereof), of any kind or nature whatsoever, arising out of, by reason of, as a result of or in connection with any of the matters covered by the immediately preceding clause (i); and (iii) any and all liabilities, damages, losses, costs, expenses (including counsel fees and expenses and disbursements of counsel), amounts of judgment, assessments, fines or penalties, and amounts paid in compromise or settlement, suffered, incurred or sustained by Buyer on account of, by reason of, as a result of or in connection with any of the matters covered by the immediately preceding clauses (i) and (ii).

 15.            Risk of Loss and Insurance.  Between the date of this Agreement and Closing, the risks and obligations of ownership and loss of the Property and the correlative rights against insurance carriers and third parties shall belong to Seller.  In the event of the damage or destruction of any portion of the Property prior to Closing, Buyer shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice thereof to Seller prior to Closing, in which event the Earnest Money shall be refunded to Buyer immediately upon request, all rights and obligations of Seller and Buyer under this Agreement shall expire, and this Agreement shall become null and void.  If Buyer does not so terminate this Agreement, the Purchase Price shall be reduced by the total of any insurance proceeds received by Seller prior to Closing by reason of such damage or destruction and by the amount of any deductible applicable to the policy of insurance, and, at Closing, Seller shall assign to Buyer all insurance proceeds to be paid or to become payable after Closing by reason of such damage or destruction.

 16.            Condemnation.  In the event of the taking of all or any part of the Property by eminent domain proceedings, or the commencement or bona fide threat of the commencement of any such proceedings, prior to Closing, Buyer shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice thereof to Seller prior to Closing, in which event the Earnest Money shall be refunded to Buyer immediately upon request, all rights and obligations of Seller and Buyer under this Agreement shall expire, and this Agreement shall become null and void.  If Buyer does not so terminate this Agreement, the Purchase Price shall be reduced by the total of any awards or other proceeds received by Seller prior to Closing with respect to any taking, and, at Closing, Seller shall assign to Buyer all rights of Seller in and to any awards or other proceeds to be paid or to become payable after Closing by reason of any taking.  Seller shall notify Buyer of eminent domain proceedings within five (5) days after Seller learns thereof.

 17.            Assignment.  This Agreement may be assigned by Buyer, in whole or in part, and any such assignment shall relieve Buyer of liability for the performance of Buyer’s duties and obligations under this Agreement to the extent of such assignment.

 18.            Parties.  This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Buyer and Seller and their respective legal representatives, successors and assigns.

 19.            Broker and Commission.  All negotiations relative to this Agreement and the purchase and sale of the Property as contemplated by and provided for in this Agreement have been conducted by and between Seller and Buyer without the intervention of any person or other party as agent or broker.  Seller and Buyer warrant and represent to each other that, Seller and Buyer have not entered into any agreement or arrangement and have not received services from any broker or broker’s employees or independent contractors which would give rise to any claim of lien or lien against the Property, and there are and will be no broker’s commissions or fees payable in connection with this Agreement or the purchase and sale of the Property by reason of their respective dealings or negotiations.  Seller and Buyer shall and do each hereby indemnify, defend and hold harmless each of the others from and against the claims, demands, actions and judgments of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property.

 20.            Further Assurances; Survival.  At Closing, and from time to time thereafter, Seller shall do all such additional and further acts, and shall execute and deliver all such additional and further deeds, affidavits, instruments, certificates and documents, as Buyer, Buyer’s counsel or Buyer’s title insurer may reasonably require fully to vest in and assure to Buyer full right, title and interest in and to the Property to the full extent contemplated by this Agreement and otherwise to effectuate the purchase and sale of the Property as contemplated by and provided for in this Agreement.  All the provisions of this Agreement (including, without limitation, the representations, covenants and warranties of Seller as set forth in this Agreement), shall survive the consummation of the purchase and sale of the Property on the Closing Date, the delivery of the deed to Buyer and the payment of the Purchase Price.  Notwithstanding any provision of this Agreement to the contrary, the indemnification provisions of paragraphs 14 and 19 of this Agreement shall survive any termination of this Agreement.

 21.            Modification.  This Agreement supersedes all prior discussions and agreements among Seller, Buyer and Broker with respect to the purchase and sale of the Property and other matters contained herein, and this Agreement contains the sole and entire understanding among Seller, Buyer and Broker with respect thereto.  This Agreement shall not be modified or amended except by an instrument in writing executed by or on behalf of Seller and Buyer; provided, however, that, if and only if any modification or amendment adversely alters Broker’s commission rights hereunder, the instrument shall be executed by or on behalf of Broker.

 22.            Applicable Law.  This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of New York.

 23.            Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

 24.            Time; Dates.  Time is and shall be of the essence of this Agreement.  All references to the “date of this Agreement” shall be deemed to refer to the later of the date of Buyer’s or Seller’s execution of this Agreement.  If any time period or deadline set forth in this Agreement falls on a Saturday, Sunday or federal banking holiday, such time period or deadline shall be extended until the next succeeding business day.

 25.            Captions.  The captions and headings used in this Agreement are for convenience only and do not in any way restrict, modify or amplify the terms of this Agreement.

 26.            Exhibits.  Each and every Exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each Exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

 27.            Notices.  All notices, requests, demands, tenders, and other communications under this Agreement shall be in writing.  Any such notice, request, demand, tender or other communication shall be deemed to have been duly given when actually delivered, or when delivered to a nationally recognized commercial courier for next day delivery, or when deposited in the United States Mail, Certified Mail, Return Receipt Requested, with all postage prepaid, to the address for each party set forth below its execution of this Agreement, or when transmitted by facsimile to the telecopy number for each party set forth below its execution of this Agreement.  A copy of any notice transmitted by facsimile shall also be sent by United States Mail, with all postage prepaid, to the address for each party set forth below its execution of this Agreement.  Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of such notice, request, demand, tender, or other communication.  Any party, by written notice to the others in the manner herein provided, may designate an address different from that stated above.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement  as of the day and year first written above.

SELLER: Initial address for notices: Telephone Number: Telecopy Number: With a copy to: Telephone Number: Telecopy Number: Date of Seller’s Execution:

BUYER:

 Initial address for notices:

Telephone Number:
Telecopy Number:

With a copy to:

Kilpatrick Stockton LLP
1100 Peachtree Street
Suite 2800
Atlanta, Georgia 30309
Attn:  Richard R. Cheatham, Esq.
Telephone Number:  (404) 815-6500
Telecopy Number:  (404) 815-6555

Date of Buyer’s Execution:

EXHIBIT E

 DEFINITIONS MADE A PART OF THIS AGREEMENT

 POLLUTANTS:

 “Pollutants” means any material or substance, or combination of materials or substances, which by reason of quantity, concentration, composition, or characteristic is or in the future becomes regulated under any federal, state or local environmental or common law, rule, regulation, ordinance or requirement, as may be amended, replaced or superseded, and shall include, without limitation:

 (a)            any hazardous substance as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 69601 et seq.;

(b)            any hazardous substance, constituent or waste as defined by the Georgia Hazardous Site Response Act, O.C.G.A. § 12-8-90 et seq.;

(c)            any material identified as a hazardous waste under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C.A. § 6901 et seq.;

(d)            any solid or hazardous waste identified under the Georgia Comprehensive Solid Waste Management Act, O.C.G.A. § 21-8-20 et seq., and the Georgia Hazardous Waste Management Act, O.C.G.A. § 12-8-60 et seq.;

(e)            any material regulated as a Toxic pollutant as defined under the Federal Water Pollution Control Act, 33 U.S.C.A. § 1251 et seq.;

(f)            any hazardous substance or toxic pollutant as defined under the Federal Water Pollution Control Act, 33 U.S.C.A. § 1251 et seq.;

(g)            any hazardous substance as defined by the Oil Pollution Act, 33 U.S.C.A. § 2701 et seq., the Georgia Oil Hazardous Material Spills or Releases Act, O.C.G.A. § 12-14-1 et seq., the Georgia Water Quality Control Act, O.C.G.A. § 12-5-20 et seq. or the Georgia Underground Storage Tank Act, O.C.G.A. § 12-13-1 et seq.;

(h)            any hazardous air pollutant as defined under the Federal Clean Air Act, 42 U.S.C.A. § 7401 et seq. and the Georgia Air Quality Act, O.C.G.A. § 12-9-1 et seq.;

(i)            any substance regulated under the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.A. § 135 et seq.;

(j)            a special nuclear or byproduct material within the meaning of the Atomic Energy Act, 42 U.S.C.A. § 2014 et seq.; and

(k)            any material or substance, or combination of materials or substances displaying any explosive, volatile, radioactive, toxic, corrosive, flammable, ignitable or reactive characteristic or which may cause a nuisance, injury, harm or degradation to human health, welfare or the environment.

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